Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

MOBU 5S ER Index Supplement No. 29 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. MOBU 5S ER Index Supplement No. 29

Notes Linked to the Performance of the GS Momentum Builder® Multi-Asset 5S ER Index

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the GS Momentum Builder® Multi-Asset 5S ER Index (the “index”). The index measures the extent to which the performance of the selected underlying assets (up to 14 ETFs and a money market position in 3-month USD LIBOR, which provide exposure to broad-based equities, fixed income, emerging markets, alternatives, commodities, inflation, and cash equivalent asset classes) outperform the sum of the return on 3month USD LIBOR plus 0.65% per annum (accruing daily). The index rebalances on each index business day from among the 15 underlying assets. The daily weight used to rebalance each underlying asset on any index business day equals the average of the target weights for each underlying asset determined on such day and each of the prior 21 index business days. Target weights are determined by calculating for each day the combination of underlying assets with the highest return during three return look-back periods (9, 6 and 3 months), subject to a (a) limit of 5% on portfolio realized volatility over the related volatility look-back period (6, 3 and 1 months for the 9, 6 and 3 month return look-back periods, respectively) and (b) maximum weight for each underlying asset and each asset class. This results in a portfolio for each of the three return look-back periods for each day. The target weight of each underlying asset will equal the average of the weights, if any, of such underlying asset in the three portfolios. As a result of this rebalancing, the index may include as few as 3 ETFs (and the money market position) and may never include some of the underlying assets or asset classes. After the index is rebalanced on an index business day, the realized volatility for the prior month is calculated. Realized volatility is the degree of variation in the daily closing prices or levels of the aggregate of the underlying assets over the applicable volatility look-back period. If the realized volatility exceeds 6%, the index will be rebalanced again for that day by ratably reallocating a portion of the exposure to the ETFs in the index to the money market position sufficient to reduce the prior month realized volatility to 6%. As a result of such rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position, the return on which will always be less than the sum of the return on 3-month USD LIBOR plus 0.65% per annum. Historically, a significant portion of the index has been in the money market position.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421, describes some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes.

This index supplement contains the following:

●

A summary overview of the index.  You should read this summary overview in conjunction with (i) the more detailed description of index to be set forth in the applicable pricing supplement and (ii) the descriptions of the index’s eligible underlying assets (including the eligible ETFs) set forth herein.

•

Certain risks applicable to the index’s eligible ETFs. You should read these risks in conjunction with the risks and considerations described in the applicable pricing supplement (including risks and considerations relating to the index itself, the particular notes being offered thereby and certain other matters), the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

•	A description of the index’s eligible underlying assets.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-10 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this index supplement no. 29, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this index supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this index supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this index supplement is being used in a market-making transaction.

Goldman Sachs & Co. LLC

MOBU 5S ER Index Supplement No. 29 dated April 27, 2021.

In this index supplement, when we refer to a “note” we mean a note linked to the index specified herein unless the context requires otherwise. Please note that in this index supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-253421. Also, references to the “indenture” in this index supplement mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series F medium-term notes and the accompanying prospectus, respectively. The applicable pricing supplement will describe any additions or changes to the terms of the notes being offered thereby.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this index supplement. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement.

SUMMARY OVERVIEW OF THE INDEX

Please note that this section constitutes only a brief overview of the index. The index will be described in more detail in the applicable pricing supplement. You should not invest in the notes without also reading the applicable pricing supplement in full, including the sections entitled “The Index” and “Additional Risk Factors Specific to Your Notes” (including risks and considerations relating to the index, the particular notes being offered thereby and certain other matters). Neither this section, the section entitled “Additional Risks Factors Specific to the Eligible ETFs” nor any other information in this index supplement is intended to be a substitute for the information relating to the index, including the risk factors relating to the index, set forth in the applicable pricing supplement.

The GS Momentum Builder® Multi-Asset 5S ER Index (the index) measures the extent to which the performance of the exchange-traded funds and a money market position (together with the ETFs, the underlying assets) included in the index outperform the sum of the return on the notional interest rate, which is a rate equal to 3-month USD LIBOR, plus 0.65% per annum (accruing daily). The money market position reflects the notional returns accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at the notional interest rate. The index rebalances on each index business day from among 15 underlying assets that have been categorized in the following asset classes: broad-based equities; fixed income; emerging markets; alternatives; commodities; inflation; and cash equivalent. The index attempts to track the positive price momentum in the underlying assets, subject to limitations on volatility and a minimum and maximum weight for each underlying asset and each asset class, each as described below.

On each index business day (in the following context, a base index rebalancing day), the index is rebalanced. For each day in the weight averaging period related to that base index rebalancing day, the portfolio of underlying assets that would have provided the highest historical return during three return look-back periods (nine months, six months and three months) is calculated. Each portfolio is subject to a limit of 5% on the degree of variation in the daily closing prices or closing level, as applicable, of the aggregate of such underlying assets (a measure known as “realized volatility”) over the related realized volatility look-back period (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and subject to a minimum and maximum weight for each underlying asset and each asset class. This results in three potential portfolios of underlying assets (one for each return look-back period) for each day in that weight averaging period. The weight of each underlying asset for a given day in a weight averaging period (the “target weight”) will equal the average of the weights of such underlying asset in the three potential portfolios while the weight of each underlying asset for the base index rebalancing will equal the average of such target weights. The weight averaging period for any base index rebalancing day will be the period from (but excluding) the 22nd index business day on which no index market disruption event occurs or is continuing with respect to any underlying asset prior to such day to (and including) such day. As a result of this step, the index may include as few as four eligible underlying assets (as few as three eligible ETFs) and may not include some of the underlying assets or asset classes during the entire term of the notes.

After a base index rebalancing, if on such index business day (in the following context, a daily total return index rebalancing day) the realized volatility of the index underlying assets exceeds the volatility cap of 6% for the applicable volatility cap period (the prior one month), the index will be rebalanced again in order to reduce such realized volatility to 6% by ratably reallocating a portion of the exposure to the index ETFs to the money market position. As a result of this step, the index may not include any ETFs and may allocate its entire exposure to the money market position, which will always be less than the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily). Historically, a significant portion of the index exposure has been to the money market position.

The index reflects the return of the index underlying assets less the sum of the return on the notional interest rate plus 0.65% per annum (accruing daily). Any cash dividend paid on an index ETF is deemed to be reinvested in such index ETF and subject to subsequent changes in the value of the index ETF. In addition, any interest accrued on the money market position is similarly deemed to be reinvested on a daily basis in such money market position and subject to subsequent changes in the notional interest rate. For further information regarding how the index value is calculated see “— How is the index value calculated on any day?” in the applicable pricing supplement.

The notional interest rate is a rate equal to 3-month USD LIBOR, which generally will be the offered rate for 3-month deposits in U.S. dollars, as that rate appears on the Reuters screen 3750 page as of 11:00 a.m., London time, as observed two London business days prior to the relevant notional interest rate reset date (such day, a “USD LIBOR interest determination date”). A notional interest rate reset date will occur daily, or, if such date is not an index business day, on the index business day immediately following such date on which the notional interest rate is reset. A London business day is a day on which commercial banks and foreign currency markets settle payments and are open for general business in London.

If the index committee determines that 3-month USD LIBOR has been discontinued, then the index committee shall replace 3-month USD LIBOR with a substitute or successor rate that it has determined in its sole discretion is most comparable to 3-month USD LIBOR, provided that if the index committee determines there is an industry accepted successor rate, then the index committee shall use such successor rate. If the index committee has determined a substitute or successor rate in accordance with the foregoing, the index committee in its sole discretion may determine an alternative to London business day, USD LIBOR interest determination date and notional interest rate reset date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to 3-month USD LIBOR, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.  Unless the index committee replaces 3-month USD LIBOR with a substitute or successor rate as so provided, the following will apply:

If the rate described above does not so appear on the Reuters screen 3750 page, then 3-month USD LIBOR will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the index calculation agent at approximately 12:00 p.m., London time, on the relevant USD LIBOR interest determination date, to prime banks in the London interbank market, beginning on the relevant notional interest rate reset date, and in a representative amount. The index calculation agent will request the principal London office of each of these major banks to provide a quotation of its rate. If at least two quotations are provided, 3-month USD LIBOR for the relevant notional interest rate reset date will be the arithmetic mean of the quotations. If fewer than two of the requested quotations described above are provided, 3-month USD LIBOR for the relevant notional interest rate reset date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the index calculation agent, at approximately 11:00 a.m., New York City time, on the relevant notional interest rate reset date, for loans in U.S. dollars to leading European banks for a period of three months, beginning on the relevant notional interest rate reset date, and in a representative amount.

If no quotation is provided as described in the preceding paragraph, then the index calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate 3-month USD LIBOR or any of the foregoing lending rates, shall determine 3-month USD LIBOR for that notional interest rate reset date in its sole discretion.

The value of the index is calculated in U.S. dollars on each index business day by reference to the performance of the total return index value net of the sum of the return on the notional interest rate in effect at that time plus 0.65% per annum (accruing daily). The total return index value on each index business day is calculated by reference to the weighted performance of:

●the base index, which is the weighted combination of underlying assets that comprise the index at the applicable time as a result of the most recent daily base index rebalancing; and

●any additional exposure to the money market position resulting from any daily total return index rebalancing.

The underlying assets that comprise the base index as the result of the most recent daily base index rebalancing may include a combination of ETFs and the money market position, or solely ETFs. A daily total return index rebalancing will occur effective after the close of business on any daily total return index rebalancing day if the realized volatility of the base index exceeds the volatility cap of 6% for the volatility cap period applicable to such index business day. As a result of a daily total return index rebalancing, the index will have exposure to the money market position even if the base index has no such exposure resulting from its most recent daily base index rebalancing.

For the purpose of the index:

●	an “eligible underlying asset” is one of the ETFs or the money market position that is eligible for inclusion in the index on an index business day;
●

an “eligible ETF” is one of the ETFs that is eligible for inclusion in the index on an index business day (when we refer to an “ETF” we mean an exchange-traded fund, which for purposes of this index supplement includes the following exchange-traded products: SPDR® S&P 500® ETF Trust and SPDR® Gold Trust;

●	an “index underlying asset” is an eligible underlying asset with a non-zero weighting on any index business day;
●	an “index ETF” is an ETF that is an eligible ETF with a non-zero weighting on any index business day; and
●	an “index business day” is a day on which the New York Stock Exchange is open for its regular trading session.

Underlying Asset Weightings

The following chart sets forth the weighting of each eligible underlying asset as of April 12, 2021 and the hypothetical and historical average percentage weightings of the eligible underlying assets, the highest percentage weightings of the eligible underlying assets and the percentage of index business days with positive weightings for the eligible underlying assets from January 1, 2016 to April 12, 2021. The chart uses historical information from May 16, 2016 (the index launch date) to April 12, 2021 and hypothetical data from January 1, 2016 to May 15, 2016. The hypothetical data is based on the historical levels of the eligible underlying assets and uses the same methodology that is used to calculate the index. As a result, the following chart does not reflect the global financial crisis which began in 2008, which had a materially negative impact on certain of the eligible underlying assets. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset	Weighting (as of April 12, 2021)*	Average Weighting	Highest Weighting	Percentage of Index Business Days When Underlying Asset is Included as an Index Underlying Asset
SPDR® S&P 500® ETF Trust	3.22%	9.48%	20.00%	95.86%
iShares® MSCI EAFE ETF	3.39%	4.35%	20.01%	63.45%
iShares® MSCI Japan ETF	4.20%	3.44%	10.00%	73.32%
iShares® 20+ Year Treasury Bond ETF	0.00%	8.20%	19.96%	89.37%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	0.00%	8.73%	19.88%	85.83%
iShares® iBoxx $ High Yield Corporate Bond ETF	13.07%	6.53%	20.00%	94.50%
iShares® 7-10 Year Treasury Bond ETF	0.03%	6.88%	20.00%	80.56%
iShares® MSCI Emerging Markets ETF	2.24%	4.38%	18.26%	72.04%
iShares® U.S. Real Estate ETF	6.79%	5.40%	19.90%	79.50%
iShares® Preferred and Income Securities ETF	8.36%	4.22%	10.00%	90.05%
iShares® Nasdaq Biotechnology ETF	0.01%	2.00%	8.42%	82.44%
SPDR® S&P® Oil & Gas Exploration & Production ETF	4.19%	2.32%	15.77%	64.28%
SPDR® Gold Trust	0.00%	7.68%	19.93%	88.55%
iShares® TIPS Bond ETF	6.93%	3.52%	10.00%	85.76%
Money Market Position	47.57%	22.87%	50.00%	98.57%

*Current weighting information is updated from time to time by Solactive AG, the index calculation agent, at solactive.com/indices/. We are not incorporating by reference the website or any material it includes in this index supplement.

While reviewing the charts and related information that follow, you should consider the following:

●On any given day, we expect that the index will have exposure to only a limited subset of the 15 underlying assets. For example, on the rebalancing conducted on June 14, 2016, only 12 eligible underlying assets (11 of which were ETFs) were selected for the upcoming day. Thus, the index did not target any exposure upon such rebalancing to 3 of the eligible underlying assets.

●The index will not necessarily allocate the maximum weight or any weight to eligible underlying assets with relatively high historical returns on an index business day due to the limitation imposed by the 5% volatility target (which volatility is measured on a basket basis and is not determined based on the realized volatility of each eligible underlying asset standing alone). To illustrate, even an underlying asset with the highest average historical returns over the applicable 22-day weight averaging period may have less than its maximum weight on any index business day due the 5% volatility target limitations.

●Asset class maximum weight limitations may prevent an eligible underlying asset from being allocated its maximum weight in the index despite relatively high historical returns on an index business day. This result could, in part, be due to each of the other assets in that asset class being allocated their respective maximum weights.

●Positive returns during the period used to calculate the historical returns do not ensure that an underlying asset will provide positive returns after a daily rebalancing if selected as an index underlying asset. To illustrate, an underlying asset that had a positive historical return on a base index rebalancing day could have a negative return for the day immediately following such base index rebalancing day.

You should not take the historical information above as an indication of the future performance of the index.

The following chart sets forth the daily allocation on each index business day between each asset class from January 1, 2016 to April 12, 2021, using the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information can be found to the right of the vertical solid line marker.) You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart sets forth the number of index underlying assets included in the index on each index business day during the period from January 1, 2016 to April 12, 2021 based on the historical index information and hypothetical index data previously supplied above. As a result of base index rebalancing, the index may include as few as four eligible underlying assets (as few as three eligible ETFs and the money market position). After base index rebalancing, the index may be rebalanced again to reduce realized volatility to 6% by ratably reallocating a portion of the exposure to the index ETFs to the money market position. Due to the foregoing, the index may not include any ETFs and may allocate its entire exposure to the money market position (thereby, the index would have exposure to only one underlying asset). The index will never include only two or three underlying assets on an index business day. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Number of Index Underlying Assets	Percent of Days Included
1	0.00%
4	0.00%
5	0.00%
6	0.00%
7	0.00%
8	1.88%
9	3.69%
10	8.44%
11	12.06%
12	20.35%
13	24.19%
14	20.72%
15	8.67%

The following chart sets forth the percentage of index business days during the period from January 1, 2016 to April 12, 2021 on which the asset class maximum weight restrictions reduced the weighting of one or more index underlying assets or prevented one or more eligible underlying assets from becoming an index underlying asset due to its affect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Asset Class

Percent of Index Business Days That Asset Class Maximum Weight Restriction Reduced an Index Underlying Asset Weighting or Prevented an Eligible Underlying Asset From Becoming an Index Underlying Asset Due to its Affect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

Broad-Based Equities	6.18%
Fixed Income	22.53%
Emerging Markets	1.81%
Alternatives	5.28%
Commodities	1.81%
Inflation	26.60%
Cash Equivalent	24.49%

The following chart sets forth the percentage of index business days during the period from January 1, 2016 to April 12, 2021 on which the underlying asset maximum weight restrictions reduced the weighting of the applicable index underlying assets due to its affect on some or all of the weight averaging period with respect to the relevant index business day. These percentages are based on the historical index information and hypothetical index data previously supplied above. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Eligible Underlying Asset

Percent of Index Business Days That Underlying Asset Maximum Weight Restriction Reduced an Index Underlying Asset Weighting or Prevented an Eligible Underlying Asset From Becoming an Index Underlying Asset Due to its Affect on Some or All of the Weight Averaging Period With Respect to the Relevant Index Business Day

SPDR® S&P 500® ETF Trust	32.03%
iShares® MSCI EAFE ETF	16.73%
iShares® MSCI Japan ETF	17.94%
iShares® 20+ Year Treasury Bond ETF	22.91%
iShares® iBoxx $ Investment Grade Corporate Bond ETF	28.49%
iShares® iBoxx $ High Yield Corporate Bond ETF	17.94%
iShares® 7-10 Year Treasury Bond ETF	22.91%
iShares® MSCI Emerging Markets ETF	1.81%
iShares® U.S. Real Estate ETF	10.70%
iShares® Preferred and Income Securities ETF	33.99%
iShares® Nasdaq Biotechnology ETF	1.88%
SPDR® S&P® Oil & Gas Exploration & Production ETF	0.00%
SPDR® Gold Trust	11.76%
iShares® TIPS Bond ETF	26.60%
Money Market Position	24.49%

The index ratably rebalanced some or all of the exposure to the index ETFs into the money market position on 18.54% of the total return index rebalancing days during the period from January 1, 2016 to April 12, 2021, based on the historical index information and hypothetical index data previously supplied above. Daily total return index rebalancing occurs on some daily base index rebalancing days because daily base index rebalancing is based on realized volatility over the three realized volatility look-back periods (the prior six months, three months and one month for the nine-month, six-month and three-month return look-back periods, respectively) and the daily total return index rebalancing mechanic is based on the realized volatility of the base index for the applicable volatility cap period, which is the prior one month. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

The following chart displays the percentage of index exposure to the index underlying assets (base index) during the period from January 1, 2016 to April 12, 2021 based on the historical index information and hypothetical index data previously supplied above. (In the chart, this historical information from the index launch date on May 16, 2016 can be found to the right of the vertical solid line marker.) As a result of daily total return index rebalancing, the index may not include any ETFs and may allocate its entire exposure to the money market position. Therefore, a percentage less than 100% in the chart below means that a daily total return index rebalancing has occurred, reducing exposure in the existing ETFs and increasing exposure to the money market position. For example, on March 30, 2020, the index exposure to the base index was 16.47% and the additional index exposure to the money market position was 83.53%. You should not take the historical information or hypothetical data as an indication of the future performance of the index.

Additional Risk Factors Specific to the Eligible ETFs

The following risks relate only to the eligible ETFs underlying the index.  For risks and considerations relating to the index itself and certain other matters, see the applicable pricing supplement.  You should carefully review all of the risks and considerations herein and in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any eligible underlying asset or the assets held by any eligible ETF or in notes that bear interest at the notional interest rate. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks related to all of the eligible ETFs

The Eligible ETFs Are Passively Managed To Track an Index and May Not Perform as Well as an Actively Managed Fund or Another Investment

The eligible ETFs are not actively managed and may be affected by a general decline in the assets tracked by their underlying indices. Each passively managed eligible ETF invests in assets included in, or representative of, the underlying index. These eligible ETFs’ investment advisors do not attempt to take defensive positions under any market conditions, including during declining markets. This means, among other things, that the investment advisor typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. As a result, shares of the passively managed eligible ETFs may not perform as well as an investment in actively managed ETFs or a basket comprised solely of actively managed ETFs or some other investment that seeks to outperform a benchmark or market.

Except to the Extent That The Goldman Sachs Group, Inc. is the Issuer of Equity, Debt Securities or Preferred Stock in an Underlying Index, There is No Affiliation Between Us and Any Issuer of Assets Held by Any Eligible ETF or Any Sponsor of Any Eligible ETF

The common stock of The Goldman Sachs Group, Inc. is one of the index stocks comprising the S&P 500® Index and debt securities and preferred stock of The Goldman Sachs Group, Inc. are part of the Markit iBoxx® USD Liquid Investment Grade Index and the iShares® Preferred and Income Securities ETF, respectively. GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of eligible ETFs, and, at any time, may hold shares of eligible ETFs. We are not otherwise affiliated with the issuers of the assets held by the eligible ETFs, the underlying index sponsors or the eligible ETF sponsors or investment advisors. However, our affiliates may currently or from time to time in the future own securities of, or engage in business with, the eligible ETFs, their sponsors, their investment advisors, the sponsors of the underlying indexes or the issuers of assets held by the eligible ETFs. Nevertheless, neither we nor any of our affiliates has verified the accuracy or the completeness of any information about the eligible ETFs, the investment advisors or the issuers of assets held by the eligible ETFs, and we have consulted only publicly available sources of information about them. You, as an investor in the notes, should make your own investigation into the eligible ETFs, the investment advisors and the issuers of the assets held by the eligible ETFs. See “The Eligible Underlying Assets” below for additional information about the eligible ETFs.

None of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the eligible ETF sponsors, the sponsors of the underlying indexes, the eligible ETFs’ investment advisors and the issuers of assets held by the eligible ETFs have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of an index or making any investment decision for the eligible ETFs.

The Policies of the Eligible ETF Sponsors and/or Investment Advisor, and the Policies of Any Sponsor of an Underlying Index Tracked by an Eligible ETF, Could Affect the Level of the Index

Any eligible ETF sponsor or investment advisor may from time to time be called upon to make certain decisions or judgments with respect to the implementation of the strategy of the eligible ETF’s investment advisor concerning additions, deletions or substitutions of securities or assets held by the eligible ETF, the manner in which changes affecting the underlying index, if any, are reflected in the eligible ETF, the means of executing trading on behalf of an eligible ETF, and the best means of tracking an underlying index, if any. The eligible ETF sponsor’s or investment advisor’s decisions or judgments could affect the market price of the shares of the eligible ETF and may adversely affect the level of the index.

In addition, the sponsor of an underlying index tracked by an eligible ETF is responsible for the design and maintenance of such underlying index. The policies of the sponsor of such underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the assets included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the eligible ETF and could adversely affect the level of the index, the amount payable on your notes and the market value of your notes.

There is No Assurance That an Active Trading Market Will Continue for the Eligible ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, Each Eligible ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although all of the shares of the eligible ETFs are listed for trading on NYSE Arca, Inc. (NYSE Arca) or the Nasdaq Stock Market (Nasdaq) and a number of similar products have been traded on the NYSE Arca, Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the eligible ETFs or that there will be liquidity in any such trading market.

In addition, each elgible ETF is subject to management risk, which is the risk that an eligible ETF’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. In addition, certain investment advisors are permitted to engage in securities lending with respect to a portion of the applicable eligible ETF’s total assets, which could subject such eligible ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

Further, each eligible ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each eligible ETF is subject to listing standards adopted by NYSE Arca or Nasdaq, as applicable. There can be no assurance that an eligible ETF will continue to meet the applicable listing requirements, or that an eligible ETF will not be delisted.

The Eligible ETFs May Be Subject to Pricing Dislocations and Other Market Forces, Which May Adversely Affect the Level of the Index

Even if the net asset value of an eligible ETF’s assets is increasing, the market price of its shares may not. Shares of an eligible ETF may trade in the secondary market at times when the eligible ETF does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the eligible ETF accepts purchase and redemption orders. Further, from time to time, an authorized participant, a third party investor, an eligible ETF advisor, an affiliate of an eligible ETF advisor or a fund may invest in an eligible ETF and hold its investment for a specific period of time in order to facilitate commencement of an eligible ETF’s operations or for the eligible ETF to achieve size or scale, which could negatively impact such eligible ETF. In addition, shares of each eligible ETF trade at prices at, above or below the most recent net asset value of the ETF’s assets. The trading prices of an eligible ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than the net asset value. The trading prices of the eligible ETF’s shares may deviate significantly from the ETF’s net asset value during periods of market volatility, and disruptions due to creations and redemptions of the eligible ETF’s shares by authorized participants (or disruptions due to the lack of authorized participants able to create or redeem the eligible ETF’s shares) or the existence of extreme market volatility may result in trading prices for shares of the eligible ETF that differ significantly from its net asset value. If any of these dislocations were to occur, the level of the index, the amount payable on your notes and the market value of your notes may be adversely affected.

The Values of the Eligible ETFs May Not Completely Track the Level of the Indices Underlying Such Eligible ETFs

Although the trading characteristics and valuations of the shares of an eligible ETF will usually mirror to some extent the characteristics and valuations of the underlying index, the value of the shares of an eligible ETF may not completely track the level of the underlying index. One of the common reasons this occurs is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The value of a share of the eligible ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the eligible ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the underlying index. Additionally, because an eligible ETF may not actually hold all of the assets that comprise the underlying index, and may invest in securities that are not part of the underlying index, the eligible ETF may not closely track the performance of the underlying index. Some additional reasons for these tracking differences are described under “The Eligible Underlying Assets” below. As a result of these tracking differences, the index may not perform as well as an investment linked directly to the underlying indices of the eligible ETFs.

The Eligible ETFs May Be Subject to Global or Regional Financial Risks, Which May Adversely Affect the Level of the Index

Many of the eligible ETFs invest wholly or substantially in regionally-focused debt or equity securities. If a financial crisis occurs in a region, or if there is another global financial crisis such as the one experienced beginning in 2007/2008, any number (if not all) of the eligible ETFs may be severely affected, which may adversely affect the level of the index.

Risks related to eligible ETFs holding foreign assets

(including the iShares® MSCI EAFE ETF, the iShares® MSCI Japan ETF, the iShares® iBoxx $ High Yield Corporate Bond ETF, the iShares® iBoxx $ Investment Grade Corporate Bond ETF, the iShares® Emerging Markets ETF and the iShares® Preferred and Income Securities ETF)

Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies. The value of the assets held by such eligible ETFs that are denominated in non-U.S. dollar currencies may be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated or trades, the market price of the eligible ETF’s shares may not increase even if the non-dollar value of the asset held by the eligible ETF increases. This also may occur because the income received by the eligible ETF on its assets is adversely affected, in dollar terms, by the exchange rate.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●existing and expected rates of inflation;

●existing and expected interest rate levels;

●the balance of payments among countries;

●the extent of government surpluses or deficits in the relevant foreign country and the United States; and

●other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the index could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Certain eligible ETFs hold assets that are denominated or trade in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the level of the index. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing Any Currency In Which an Asset Held by an Eligible ETF Trades or Is Denominated Could Adversely Affect the Level of the Index

Foreign currency exchange rates can be volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underlying assets held by the eligible ETFs trade or are denominated. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that the market price of certain of the eligible ETFs’ shares and the income it receives from its assets, and therefore the index, could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The note calculation agent is not obligated to make any offsetting adjustment or change in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any eligible ETF or any asset held by an eligible ETF during the life of your notes.

Because certain eligible ETFs may convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents or hold assets denominated in foreign currencies, a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have an adverse effect on the level of the index.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. Because the eligible ETFs convert the prices of underlying assets that trade in foreign currencies to their U.S. dollar equivalents, circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the share price of certain of the eligible ETFs and the level of the index.

Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Certain eligible ETFs hold assets issued by foreign companies or entities. Investments in foreign securities markets involve particular risks. Any foreign securities market, and in particular emerging markets, in which assets held by the eligible ETFs trade may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange

Commission (SEC). Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

The eligible ETFs may hold assets that trade in countries considered to be emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for an eligible ETF sponsor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the assets included in such eligible ETFs. In particular, the iShares® MSCI Emerging Markets ETF invests in equity securities issued by foreign companies in countries that are considered emerging markets and the iShares® MSCI EAFE ETF and the iShares® MSCI Japan ETF invest in equity securities issued by foreign companies, many of which trade on foreign securities markets. The iShares® iBoxx $ High Yield Corporate Bond ETF and the iShares® iBoxx $ Investment Grade Corporate Bond ETF also may invest in foreign company debt securities so long as they are U.S.-dollar denominated.

In addition, because foreign exchanges may be open on days when the eligible ETFs are not traded, the value of the assets underlying such eligible ETFs may change on days when the exchanges on which the eligible ETFs are listed are closed. This could result in premiums or discounts to such eligible ETF’s net asset value that may be greater than those experienced by eligible ETFs that do not hold foreign assets.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Eligible ETF with Assets from One or More Foreign Securities Markets and Could Negatively Affect the Level of the Index

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an eligible ETF with assets from one or more foreign securities markets and could negatively affect the level of the index in a variety of ways, depending on the nature of such government regulatory action and the assets held by an eligible ETF that are affected. For example, pursuant to recent executive orders issued by the United States Government, United States persons are prohibited from engaging in transactions in, or possessing, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to assets that are currently included in an eligible ETF or that in the future are included in an eligible ETF, such assets held by an eligible ETF may be removed from an eligible ETF. If government regulatory action results in the removal of assets held by an eligible ETF that have (or historically have had) significant weight in an eligible ETF, such removal could have a material and negative effect on the level of such eligible ETF and, therefore, level of the index. Similarly, if assets held by an eligible ETF that are subject to those executive orders or subject to other government regulatory action are not removed from an eligible ETF, the level of the index could be materially and negatively affected, and transactions in, or holdings of, your notes may become prohibited under United States law. Any failure to remove such assets held by an eligible ETF from an eligible ETF could result in the loss of a significant portion or all of your investment in your notes, including if you are forced to divest your notes at a time when the value of your notes has declined.

Risks related to eligible ETFs holding U.S. government debt securities

Your Investment is Subject to Concentration Risks

Certain of the eligible ETFs invest in U.S. Treasury bonds that are all obligations of the United States, including the iShares® 20+ Year Treasury Bond ETF, the iShares® 7-10 Year Treasury Bond ETF and the iShares® TIPS Bond ETF. In addition, the iShares® 20+ Year Treasury Bond ETF invests in securities with a similar remaining time to maturity. As a result, these eligible ETFs are concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by any eligible ETF, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect such eligible ETFs and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in particular U.S. Treasury bond maturities, the eligible ETFs that are concentrated in those maturities could be severely affected, which may adversely affect the level of the index.

ETFs Holding U.S. Government Bonds May Change in Unexpected Ways

The indexes to which ETFs holding U.S. Treasury bonds tend to be linked tend to have very limited public disclosure about the underlying indexes. The index sponsors of these indexes retain discretion to make changes to the indexes at any time. The lack of detailed information about the indexes and how their constituents may change in the future creates the risk that the indexes could change in the future to perform much differently from the way they would perform if such changes were not made. If the indexes are changed in unexpected ways, the ETFs holding such bonds would similarly change to better reflect the indexes. The performance of the ETFs holding such bonds could be adversely affected in that case, which could adversely affect your investment in the notes.

Risks related to eligible ETFs holding debt securities

Your Investment is Subject to Income Risk and Interest Rate Risk

The income of eligible ETFs that invest in debt securities, or “bonds,” may decline when interest rates fall. This decline can occur because the eligible ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the eligible ETF’s investment objective or are called, bonds in the underlying index are substituted or the eligible ETF otherwise needs to purchase additional bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by an eligible ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the eligible ETFs invested in bonds and the level of the index could be adversely affected.

Your Investment is Subject to Investment-Grade Credit Risk

Generally, the prices of debt securities are influenced by the creditworthiness of the issuers of those debt securities. The credit ratings of investment grade debt securities in particular may be downgraded to non-investment grade levels, which could lead to a significant decrease in the value of those debt securities and a lack of liquidity in the trading markets for those debt securities. If that occurs, the share price of the eligible ETFs holding the formerly investment-grade debt and level of the index may be adversely affected. The iShares® iBoxx $ Investment Grade Corporate Bond ETF holds mostly, if not solely, investment grade securities.

Risks related to the iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF Previously Changed the Index it Tracks

The iShares® 20+ Year Treasury Bond ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Previously, the iShares® 20+ Year Treasury Bond ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index, but, beginning on April 1, 2016, the iShares® 20+ Year Treasury Bond ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index. Any historical information about the performance of the iShares® 20+ Year Treasury Bond ETF for any period before April 1, 2016 was during a period in which the iShares® 20+ Year Treasury Bond ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® 20+ Year Treasury Bond ETF will perform as it tracks the ICE U.S. Treasury 20+ Year Bond Index.

Risks related to the iShares® 7-10 Year Treasury Bond ETF

The iShares® 7-10 Year Treasury Bond ETF Previously Changed the Index it Tracks

The iShares® 7-10 Year Treasury Bond ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Previously, the iShares® 7-10 Year Treasury Bond ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index, but, beginning on April 1, 2016, the iShares® 7-10 Year Treasury Bond ETF began tracking the ICE U.S. Treasury 7-10 Year Bond Index. Any historical performance of the iShares® 7-10 Year Treasury Bond ETF for any period before April 1, 2016 was during a period in which the iShares® 7-10 Year Treasury Bond ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® 7-10 Year Treasury Bond ETF will perform as it tracks the ICE U.S. Treasury 7-10 Year Bond Index.

Risks related to the iShares® Nasdaq Biotechnology ETF

The Sponsor of the Underlying Index Tracked by the iShares® Nasdaq Biotechnology ETF Retains Significant Control and Discretionary Decision-Making Over the Underlying Index, Which May Have an Adverse Effect on the Level of the Underlying Index and on Your Notes

Under the methodology document that governs the Nasdaq Biotechnology Index, which is the index underlying the iShares® Nasdaq Biotechnology ETF, the index sponsor of the Nasdaq Biotechnology Index retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure index integrity. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by the index sponsor in a manner that adversely affects the level of the Nasdaq Biotechnology Index and therefore the iShares® Nasdaq Biotechnology ETF. The index sponsor of the Nasdaq Biotechnology Index is not obligated to, and will not, take account of your interests in exercising the discretion described above.

Risks related to the iShares® Preferred and Income Securities ETF

The iShares® Preferred and Income Securities ETF currently holds primarily preferred stock. Unlike interest payments on debt securities, dividend payments on a preferred stock typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued) and may suspend payment of dividends on a preferred stock at any time. In the event an issuer of preferred stock experiences economic difficulties, the issuer’s preferred stock may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stock may be subordinated to other securities of the same issuer. Certain additional risks associated with preferred stock could adversely affect the value of the iShares® Preferred and Income Securities ETF. Because many preferred stocks pay dividends at a fixed rate, their market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of any preferred stocks held by the iShares® Preferred and Income Securities ETF are likely to decline. To the extent that the iShares® Preferred and Income Securities ETF invests in fixed-rate preferred stocks, rising interest rates may cause the value of the iShares® Preferred and Income Securities ETF’s investments to decline. In addition, because many preferred stocks allow holders to convert the preferred stock into common stock of the issuer, their market price can be sensitive to changes in the value of the issuer’s common stock. To the extent that the iShares® Preferred and Income Securities ETF invests in convertible preferred stocks, declining common stock values may also cause the value of the iShares® Preferred and Income Securities ETF’s investments to decline. There is a chance that the issuer of any preferred stock held by the iShares® Preferred and Income Securities ETF will have its ability to pay dividends deteriorate or will default (i.e., fail to make scheduled dividend payments on the preferred stock or scheduled interest payments on other obligations of the issuer not held by the iShares® Preferred and Income Securities ETF), which would negatively affect the value of any such holding. Preferred stocks are subject to market volatility and the prices of preferred stocks will fluctuate based on market demand. Preferred stocks often have call features which allow the issuer to redeem the security at its discretion. If a preferred stock is redeemed by the issuer, it will be removed from the index the iShares® Preferred and Income Securities ETF currently tracks. The redemption of preferred stocks having a higher than average yield may cause a decrease in the yield of the iShares® Preferred and Income Securities ETF and the index it currently tracks.

The iShares® Preferred and Income Securities ETF Has Limited Historical Information Tracking Its Underlying Index

Prior to February 1, 2019, the iShares® Preferred and Income Securities ETF tracked the S&P U.S. Preferred Stock IndexTM (the “prior index”). From February 1, 2019 through October 31, 2019, the iShares® Preferred and Income

Securities ETF tracked the ICE Exchange-Listed Preferred & Hybrid Securities Transition Index (the “transition index”), which allocated exposure between the ICE US Listed Preferred Securities Index and the ICE Exchange-Listed Preferred & Hybrid Securities Index (the “new index”). From November 1, 2019, such ETF tracks in full the new index. Any historical information about the performance of such ETF for any period before November 1, 2019 is during a period in which such ETF tracked a different underlying index, and therefore should not be considered information relevant to how such ETF will perform tracking the new index. In addition, there can be no assurance that such ETF will not further change the underlying index it tracks in the future. See “The Eligible Underlying Assets — iShares® Preferred and Income Securities ETF” below for more information on the underlying index such ETF tracks.

Risks related to the iShares® TIPS Bond ETF

The iShares® TIPS Bond ETF includes inflation-protected bonds, which typically have lower yields than conventional fixed rate bonds because of their inflation adjustment feature. If inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate for this reduced yield. The performance of the iShares® TIPS Bond ETF is also affected by the Consumer Price Index (CPI). The Bureau of Labor Statistics (BLS) revises the calculation of CPI whenever there are significant changes in consumer buying habits or shifts in population distribution or demographics. The BLS monitors changing buying habits on an annual basis, and the census conducted every 10 years by the Census Bureau provides information that enables the BLS to reselect a new geographic sample that accurately reflects the current population distribution and other demographic factors. In addition, as a matter of policy, BLS continually researches improved statistical methods. Thus, even between major revisions, changes to the calculation of the CPI are made. Any of these changes may affect the performance of treasury inflation protected securities held by the iShares® TIPS Bond ETF, and therefore may adversely affect the index.

Risks related to the iShares® iBoxx $ High Yield Corporate Bond ETF

The iShares® iBoxx $ High Yield Corporate Bond ETF holds generally U.S. dollar-denominated liquid high yield corporate bonds, sometimes referred to as “junk” bonds. High yield bonds (rated below investment grade, which means a rating of BB+ or lower by S&P or Fitch and Ba1 or lower by Moody’s), compared to higher-rated securities of similar maturities, tend to have more volatile prices and increased price sensitivity to changing interest rates and to adverse economic and business developments, greater risk of loss due to default or declining credit quality, greater likelihood that adverse economic or company specific events will make the issuer of such bonds unable to make interest and/or principal payments, and greater susceptibility to negative market sentiments leading to depressed prices and decrease in liquidity. In addition, even under normal economic conditions, high yield bonds may be less liquid than higher rated fixed-income securities and judgment may play a greater role in valuing certain of the iShares® iBoxx $ High Yield Corporate Bond ETF’s securities than is the case with securities trading in a more liquid market.

The companies that issue high yield bonds are often highly leveraged, and their ability to service their debt obligations during an economic downturn or periods of rising interest rates may be impaired. In addition, these companies may not have access to more traditional methods of financing and may be unable to repay debt at maturity by refinancing. The risk of loss due to default in payment of interest or principal by these issuers is significantly greater than with higher quality securities because medium and lower quality securities generally are unsecured and subordinated to senior debt. Default, or the market’s perception that a high yield issuer is likely to default, could reduce the value and liquidity of the issuer’s securities.

Risks related to the iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF invests in shares of companies that directly or indirectly invest in real estate. The performance of the real estate industry is affected by multiple factors, including general economic and political conditions, the availability of financing for real estate, governmental actions that affect real estate, liquidity in the real estate market and interest rates. The value of shares of companies that invest in real estate and the performance of the iShares® U.S. Real Estate ETF will be negatively affected by a downturn in the real estate industry and may remain flat or decrease in periods of low growth. In addition, real estate markets tend to be local or regional, and an increase in one area may not offset a downturn in another area. Further, the iShares® U.S. Real Estate ETF invests in real estate investment trusts, the performance of which is subject to concentration and management risks similar to those to which the eligible ETFs are subject.

The iShares® U.S. Real Estate ETF Recently Changed the Index It Tracks

Previously, the iShares® U.S. Real Estate ETF tracked the Dow Jones U.S. Real Estate IndexSM, but, beginning on January 25, 2021, the iShares® U.S. Real Estate ETF began tracking the Dow Jones U.S. Real Estate Capped Index. Any historical information about the performance of the ETF for any period before January 25, 2021 will be during a period in which the ETF tracked a different index, and therefore should not be considered information relevant to how the ETF will perform as it tracks the Dow Jones U.S. Real Estate Capped Index. In addition, there can be no assurance that the ETF will not further change the underlying index it tracks in the future. See “The Eligible Underlying Assets — iShares® U.S. Real Estate ETF” below for more information on the underlying index the ETF tracks.

Risks related to SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF is Concentrated in Oil & Gas Companies and Does Not Provide Diversified Exposure

The SPDR® S&P® Oil & Gas Exploration & Production ETF is not diversified. The SPDR® S&P® Oil & Gas Exploration & Production ETF’s assets will be concentrated in oil and gas companies, which means the SPDR® S&P® Oil & Gas Exploration & Production ETF is more likely to be more adversely affected by any negative performance of oil and gas companies than an ETF that has more diversified holdings across a number of sectors. Oil and gas companies develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF. For example, the SPDR® S&P® Oil & Gas Exploration & Production ETF suffered a significant negative performance for each of the years 2014 and 2015 primarily due to negative developments in the oil & gas sector, while the broader S&P® 500 index achieved a positive return for each of the same periods. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the oil & gas sector may also be at risk for environmental damage claims.

Risks related to SPDR® Gold Trust

Termination or Liquidation of the SPDR® Gold Trust Could Adversely Affect the Value of the Index

The SPDR® Gold Trust is a Delaware statutory trust. The trust may be required to terminate and liquidate at a time that is disadvantageous to you. If the trust is required to terminate and liquidate, such termination and liquidation could occur at a time when the price of gold is lower than the price of gold at the time when you purchased your notes, which could have an adverse impact on the level of the index.

Your Investment is Subject to Concentration Risks

The SPDR® Gold Trust is concentrated in a single commodity. As a result, the performance of the SPDR® Gold Trust will be concentrated in the performance of that specific commodity. Although your investment in the notes will not result in the ownership or other direct interest in the commodity held (directly or indirectly) by the SPDR® Gold Trust, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity would significantly adversely affect the SPDR® Gold Trust and could have an adverse impact on the level of the index.

Fees and Expenses Payable by the SPDR® Gold Trust Are Charged Regardless of Profitability and May Result in a Depletion of its Assets

The SPDR® Gold Trust is subject to fees and expenses, which are payable irrespective of profitability. Interest earned on the assets posted as collateral is paid to the SPDR® Gold Trust and is used to pay fees and expenses. A prolonged decline in interest rates could materially affect the amount of interest paid to the SPDR® Gold Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the SPDR® Gold Trust could be forced to liquidate its positions in gold to pay such expenses.

Legal and Regulatory Changes Could Adversely Affect the Level of the Index

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank requires regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted many of the required regulations, a number of them have only recently become effective, and certain requirements remain to be finalized. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. In January 2020, the CFTC proposed new rules, that have not yet been adopted, imposing limits on the size of speculative positions that can be held by market participants in various physically-settled commodity futures, including metals, as well as on economically equivalent options and swaps, and has adopted final rules governing the aggregation of positions by market participants under common control and by trading managers. Their ultimate scope and impact, as well as the content, scope or impact of other CFTC rules, cannot be conclusively determined at present, and these limits could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the index, which could in turn adversely affect the return on and value of your notes.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014)  (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Notes

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your notes may be linked may be affected, which may thereby adversely affect the level of the index and your notes.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your notes may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your notes may be linked.

In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your notes and the trading market for your notes.

Potential Discrepancies, or Future Changes, in the Calculation of the LBMA Gold Price PM Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares

The value of the gold held by the SPDR® Gold Trust is determined using the LBMA Gold Price PM, which is the LBMA Gold Price determined at 3:00 pm (London time) on the particular day. ICE Benchmark Administration (IBA) is the administrator for the LBMA Gold Price PM, and IBA provides the auction platform, methodology as well as overall independent administration and governance for the LBMA Gold Price. As the administrator of the LBMA Gold Price, IBA operates an electronic and tradeable auction process. The price formation is in U.S. dollars only and prices are set twice daily at 10:30 a.m. and 3:00 p.m. (London time). Within the process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 30 seconds until the buy and sell orders are matched.

If the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price of gold determined by other mechanisms, the net asset value of the SPDR® Gold Trust and, therefore, the value of an investment in the shares could be adversely impacted. Further, the calculation of the LBMA Gold Price PM is not an exact process, but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process. Any future developments or changes in the determination of the LBMA Gold price PM, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the SPDR® Gold Trust and the value of the shares and therefore the index.

The Value of the Shares of SPDR® Gold Trust Relates Directly to the Value of the Gold Held by SPDR® Gold Trust and Fluctuations in the Price of Gold Could Materially Adversely Affect an Investment in SPDR® Gold Trust’s Shares

The shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the shares relates directly to the value of the gold held by SPDR® Gold Trust, less the trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including, but not limited to:

●

global supply and demand of gold, which may be influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products, forward selling by gold producers, purchases made by gold producers to unwind their hedge positions, central bank purchases and sales, and production and cost levels in the major gold-producing countries such as China, the United States and Australia;

●	interest rates;
●	investors’ expectations concerning inflation rates;
●	currency exchange rates;
●	investment and trading activities of hedge funds and commodity funds;
●	global or regional political, economic or financial events and situations, especially those unexpected in nature; and
●	other economic variables such as income growth, economic output and monetary policies.

If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if the index allocates away from shares at a time when the price of gold is lower. In addition, gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

The Amount of Gold Represented by the Shares of SPDR® Gold Trust Will Continue to Be Reduced During the Life of SPDR® Gold Trust Due to SPDR® Gold Trust’s Expenses

Each outstanding share represents a fractional, undivided interest in the gold held by SPDR® Gold Trust. The SPDR® Gold Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each share has gradually declined over time. This is also true with respect to shares that are issued in exchange for additional deposits of gold into the SPDR® Gold Trust, as the amount of gold required to create shares proportionately reflects the amount of gold represented by the shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the shares gradually declines.

THE ELIGIBLE UNDERLYING ASSETS

The defined terms provided in the description of each eligible underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this index supplement.

The eligible underlying asset descriptions below are provided in the following order:

ASSET CLASS	ELIGIBLE UNDERLYING ASSET	TICKER
Broad-Based Equities	SPDR® S&P 500® ETF Trust	SPY
	iShares® MSCI EAFE ETF	EFA
	iShares® MSCI Japan ETF	EWJ
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT
	iShares® iBoxx $ Investment Grade Corporate Bond ETF	LQD
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG
	iShares® 7-10 Year Treasury Bond ETF	IEF
Emerging Markets	iShares® MSCI Emerging Markets ETF	EEM
Alternatives	iShares® U.S. Real Estate ETF	IYR
	iShares® Preferred and Income Securities ETF	PFF
	iShares® Nasdaq Biotechnology ETF	IBB
Commodities	SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP
	SPDR® Gold Trust	GLD
Inflation	iShares® TIPS Bond ETF	TIP
Cash Equivalent	Money Market Position	N/A

Some Common Concepts

Each of the eligible ETFs may be an exchange-traded fund, a unit investment trust, a commodity pool or another entity. Each description of an eligible ETF provides information about the particular structure (type of entity) of that eligible ETF. Each of the eligible ETFs files information with the SEC. The descriptions below will provide the “CIK number” for each of the eligible ETFs, which is an identifying number that will assist you in finding information about the eligible ETFs filed with the SEC.

Each of the eligible ETFs also has certain concepts in common with most or all of the other eligible ETFs. We have described some of these common concepts below.

Investment Objective

The investment objective of most eligible ETFs is to achieve investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular index. That type of eligible ETF, sometimes called a “tracking ETF,” uses a passive or indexing approach to try to achieve the ETF’s investment objective. The investment advisor to the ETF does not try to beat the index; the ETF tracks and does not seek temporary defensive positions when markets decline or appear overvalued. This means, among other things, that a tracking ETF typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. The descriptions below will indicate the investment objective of each ETF and will indicate which index a particular ETF tracks if it is a tracking ETF. The description also will state how much of the ETF’s assets generally will be invested in the securities in the index and what else the ETF may invest in. The descriptions also will state the strategy the investment advisor uses to track the index.

The eligible ETFs that track an equity index seek to track the performance of the “total return” version of such index. A total return index represents the total return earned in a portfolio that tracks the price return index and reinvests dividend income in the overall index, not in the specific stock paying the dividend. The difference between the price return calculation and the total return calculation of an index is that, with respect to the price return calculation, changes in the index level reflect changes in stock prices, whereas with respect to the total return calculation of the index, changes in the index level reflect both movements in stock prices and the reinvestment of dividend income. In addition, some of the eligible ETFs track an index that is calculated on a net daily total return basis, which tracks the price return index and reinvests dividend income in the overall index, except that the dividend income is reinvested net of certain withholding taxes. Notwithstanding an eligible ETF’s investment objective to track the performance of the total return version of an index, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index such ETF tracks. See “Additional Risk Factors Specific to Your Notes — You Have No Shareholder Rights or Rights to Receive Any Shares or Units of Any Eligible ETF, or Any Assets Held by Any Eligible ETF or the Money Market Position” in the applicable pricing supplement.

Tracking Error

In the case of a tracking ETF, as described above, the difference between the performance of the ETF over a period of time and the performance of the index over such period of time is called the “tracking error” over that period of time. This is typically measured as the difference between the ETF’s returns and the index returns over the same period of time. This is also sometimes referred to as the “correlation” between the index and the tracking ETF. An index and ETF are perfectly correlated if the correlation is 1.00 (i.e., the tracking error is 0.00%). Tracking errors can result for a variety of reasons, but one of the common reasons is that an index is a theoretical financial calculation of the performance of certain assets, but an eligible ETF holds an actual investment portfolio. The descriptions below will discuss some of the additional reasons for tracking errors in the eligible ETFs. The eligible ETFs provide information about the performance of the index and the performance of the eligible ETF for the same period. In some cases, the eligible ETFs assume reinvestment of share distributions when calculating the performance of the market price of the shares.

Creation Units

Prior to trading in the secondary market, shares of an eligible ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in large block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. Except when aggregated in creation units (or upon the liquidation of the ETF), shares of an eligible ETF are not redeemable securities. The descriptions below will describe the size of the creation units for each eligible ETF. For most investors, the important thing to know is that redemptions of creation units may cause temporary dislocations in tracking errors for tracking ETFs.

Investment Advisor

Each of the eligible ETFs has an investment advisor. Depending on the structure of the eligible ETF, there may be other key roles with respect to that eligible ETF. Those roles and the entities that perform them will be described below.

Net Asset Value and Share Prices

Each of the eligible ETFs calculates a net asset value, or NAV, at the end of each trading day. This value represents the value of the eligible ETF’s assets less any applicable fees and expenses. The actual trading price of an eligible ETF’s shares or units in the secondary market generally differs (and may deviate significantly during periods of market volatility) from the eligible ETF’s daily net asset value. This is because the trading price is affected by market forces such as supply and demand, economic conditions and other factors. For purposes of your notes and the index, the trading prices of the shares or units of the eligible ETFs included in the calculation of the index will be based on the trading prices alone and not the NAV or any indicative values.

SPDR® S&P 500® ETF Trust

The units of the SPDR® S&P 500® ETF Trust (the “units”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.

●	The trust is like a tracking ETF in that it seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “index”).
●	The trust does not have an investment advisor. Its investments are adjusted by the trustee.
●	The ETF’s trustee is State Street Global Advisors Trust Company.
●	The trust’s sponsor is PDR Services, LLC.
●	The units trade on the NYSE Arca under the ticker symbol “SPY”.
●	The trust’s SEC CIK Number is 0000884394.
●	The inception date for purposes of the units was January 22, 1993.
●	The trust’s units are issued or redeemed only in creation units of 50,000 units.

We obtained the following fee information from the trust’s publicly available information without independent verification. The Trustee is entitled to receive a fee for services performed for the trust corresponding to the net asset value of the trust, at an annual rate of 0.10% per annum for the first $499,999,999 of assets, 0.08% per annum for assets over $499,999,999 and up to $2,499,999,999 and 0.06% per annum for assets of $2,500,000,000 or more (in each case reduced or increased by an adjustment amount for transaction fees, creation and redemption expenses and interest earned on cash). As of March 31, 2021, the trust’s gross expense ratio is 0.0945% per annum. The trustee has agreed to waive a portion of its fee until February 1, 2021 to the extent operating expenses exceed 0.0945% after earnings credits are applied. After February 1, 2021, the trustee may discontinue this fee waiver.

For additional information regarding SPDR® S&P 500® ETF Trust, please consult the reports (including the Annual Report to Shareholders on Form N30-D for the fiscal year ended September 30, 2020) and other information the trust files with the SEC. Additional information regarding the trust, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® S&P 500® ETF Trust website at ssga.com/us/en/individual/etfs/funds/spdr-sp-500-etf-trust-spy. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The trust seeks investment results that, before expenses, correspond generally to the price and yield performance of the index. The trust strives to achieve its investment objective by holding a portfolio of the common stocks that are included in the index, with the weight of each stock in the trust’s portfolio substantially corresponding to the weight of such stock in the index. Although the trust may fail to own certain securities included in the index at any particular time, the trust generally will be substantially invested in index securities.

To maintain the correspondence between the composition and weightings of the common stocks that are actually held by the trust and the common stocks that are included in the index, the trustee adjusts the trust portfolio from time to time to conform to periodic changes made by the index sponsor to the identity and/or relative weightings of the common stocks that are included in the index. The trustee aggregates certain of these adjustments and makes changes to the trust’s portfolio at least monthly, or more frequently in the case of significant changes to the index. The trust does not hold or trade futures or swaps and is not a commodity pool.

The following table displays the top ten holdings and weightings by industry sector of the trust and index. (Sector designations are determined by the trust sponsor using criteria it has selected or developed. Index and trust sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or trusts with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or trusts.) We obtained the information in the tables below from the trust website without independent verification.

Top Ten Holdings of Trust and Index as of April 12, 2021

Trust Issuer	Percentage of Trust (%)	Index Issuer	Percentage of Index (%)
APPLE INC.	5.93%	APPLE INC.	5.93%
MICROSOFT CORPORATION	5.53%	MICROSOFT CORPORATION	5.53%
AMAZON.COM INC.	4.14%	AMAZON.COM INC.	4.14%
FACEBOOK INC. CLASS A	2.15%	FACEBOOK INC. CLASS A	2.15%
ALPHABET INC. CLASS A	1.93%	ALPHABET INC. CLASS A	1.93%
ALPHABET INC. CLASS C	1.86%	ALPHABET INC. CLASS C	1.86%
TESLA INC.	1.54%	TESLA INC.	1.54%
BERKSHIRE HATHAWAY INC. CLASS B	1.46%	BERKSHIRE HATHAWAY INC. CLASS B	1.46%
JPMORGAN CHASE & CO.	1.36%	JPMORGAN CHASE & CO.	1.36%
JOHNSON & JOHNSON	1.22%	JOHNSON & JOHNSON	1.22%

Weighting by Sector of Trust and Index as of April 12, 2021

Sector	Percentage of Trust (%)	Percentage of Index (%)
Information Technology	27.28%	27.28%
Financials	11.30%	11.30%
Health Care	12.66%	12.66%
Consumer Discretionary	12.68%	12.68%
Consumer Staples	6.02%	6.02%
Industrials	8.75%	8.75%
Energy	2.63%	2.63%
Utilities	2.60%	2.60%
Real Estate	2.43%	2.43%
Materials	2.64%	2.64%
Communication Services	11.01%	11.01%

Correlation

Although the trust intends to track the performance of the index as closely as possible, the trust’s return may not match or achieve a high degree of correlation with the return of the index due to expenses and transaction costs incurred in adjusting the portfolio. In addition, it is possible that the trust may not always fully replicate the performance of the index due to unavailability of certain index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

For the period ended March 31, 2021, the SPDR® website gave the following performance figures for market price of a unit and the index: unit—1 year on an annualized basis, 56.21%; 3 years on an annualized basis, 16.64%; 5 years on an annualized basis, 16.15%; 10 years on an annualized basis, 13.78%; since inception on an annualized basis, 10.19%; index—1 year on an annualized basis, 56.35%; 3 years on an annualized basis, 16.78%; 5 years on an annualized basis, 16.29%; 10 years on an annualized basis, 13.91%; since inception on an annualized basis, 10.32%.

Unit Dividends

Holders of units receive dividends on the last business day of each April, July, October and January in an amount corresponding to the amount of any cash dividends declared on the common stocks held by the trust, net of the fees and expenses associated with the operation of the trust, and taxes, if applicable. Because of the fees and expenses, the dividend yield for units is ordinarily less than the hypothetical dividend yield of the index. The unit dividends will be reflected in the calculation of the index as described under “— Calculation of the Total Return of the Index” on page S-26 below.

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. We are not incorporating by reference the websites, the sources listed above or any material they include in this index supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $11.8 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the index prior to July 31, 2015 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The trust tracks the performance of the total return version of the index and the index is calculated using a base-

weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any underlier stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such underlier stock that are then included in the index.

The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included or potentially included in the index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P generally derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will provide two (2) business days’ notice for all non-US domiciled stocks, and one (1) business days’ notice for all US domiciled stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

When total shares outstanding increase by at least 5%, but the new share issuance is to a strategic or major shareholder, it implies that there is no change in float- adjusted shares. However, in such instances, S&P will apply the share change and resulting IWF change regardless of whether the float change is greater than or equal to 5%.

For companies with multiple share class lines, the 5% share change threshold is based on each individual multiple share class line rather than total company shares.

Changes to share counts that total less than 5% of total shares are accumulated and made quarterly on the third Friday of March, June, September, and December.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze

A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e. March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data is released on the first Friday of the month. However, the share freeze period for September follows the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500®

Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the Units

The closing price of the units has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the units are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the units as an indication of the future performance of the units. We cannot give you any assurance that the future performance of the units will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the units. Before investing in the offered notes, you should consult publicly available information to determine the relevant units closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the units over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the units from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of SPDR® S&P 500® ETF Trust

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® MSCI EAFE ETF

The shares of the iShares® MSCI EAFE ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index (the “index”).
●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EFA”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was August 14, 2001.
●	The ETF’s shares are issued or redeemed only in creation units of 600,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.35% per annum of the aggregate net assets of the funds less than or equal to $30.0 billion, plus 0.32% per annum of the aggregate net assets of the funds on amounts in excess of $30.0 billion, up to and including $60.0 billion, plus 0.28% per annum of the aggregate net assets of the funds on amounts in excess of $60.0 billion, up to and including $90.0 billion, plus 0.252% per annum of the aggregate net assets of the funds on amounts in excess of $90.0 billion, up to and including $120.0 billion, plus 0.227% per annum of the aggregate net assets of the funds on amounts in excess of $120.0 billion, up to and including $150.0 billion, plus 0.204% per annum of the aggregate net assets of the funds on amounts in excess of $150.00 billion. As of March 31, 2021, the aggregate expense ratio of the ETF was 0.32% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended January 31, 2021) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/EFA.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI EAFE ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
NESTLE SA	2.01%
ASML HOLDING NV	1.58%
ROCHE HOLDING PAR AG	1.39%
LVMH	1.16%
NOVARTIS AG	1.16%
TOYOTA MOTOR CORP	0.97%
AIA GROUP LTD	0.89%
UNILEVER PLC	0.89%
SOFTBANK GROUP CORP	0.86%
SONY GROUP CORP	0.84%
Total	11.75%

iShares® MSCI EAFE ETF Weighting by Sector as of April 12, 2021*

Sector	Percentage (%)
Financials	17.09%
Consumer Discretionary	12.69%
Industrials	15.36%
Consumer Staples	10.22%
Health Care	11.75%
Materials	7.90%
Information Technology	9.06%
Communication	5.17%
Energy	3.18%
Real Estate	3.05%
Utilities	3.64%
Cash and/or Derivatives	0.88%
Total	99.99%

* Percentages may not sum to 100% due to rounding.

iShares® MSCI EAFE ETF Weighting by Country as of April 12, 2021*

Country	Percentage (%)
Japan	24.35%
United Kingdom	14.17%
France	11.13%
Germany	9.48%
Switzerland	9.22%
Australia	7.00%
Netherlands	4.21%
Sweden	3.62%
Hong Kong	3.29%
Italy	2.45%
Denmark	2.36%
Spain	2.35%
Singapore	1.08%
Cash and/or Derivatives	0.88%
Other	4.40%
Total	99.99%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value per share), transaction costs incurred by the ETF, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s performance difference will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the MSCI EAFE Index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 45.11%; 3 years, 5.89%; 5 years, 8.93%; 10 years, 5.45%; since inception, 5.63%; index: 1 year, 44.57%; 3 years, 6.08%; 5 years, 8.85%; 10 years, 5.52%; since ETF inception, 5.69%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The MSCI EAFE Index

The MSCI EAFE Index (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

The index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.

MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities.

Construction of the MSCI Indices

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; and (v) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe.  Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

●

First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.
●

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

●

The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of November 2020, the equity universe minimum size requirement was set at US$260,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market. Securities in the MSCI China equity universe will not be eligible for inclusion in the MSCI Emerging Markets Index if the security is suspended or has been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1)	Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).
(2)

Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)	Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.

Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

●	Investable Market Index (Large Cap + Mid Cap + Small Cap)
●	Standard Index (Large Cap + Mid Cap)
●	Large Cap Index
●	Mid Cap Index
●	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size−segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85% and 42.5% respectively. As of October 2020, the global minimum size range for a developed market standard index is a full market capitalization of USD 3.66 billion to USD 8.42 billion, and the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.83 billion to USD 4.21 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

●

If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

●

At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS® classification of each security is used by MSCI to construct additional indices.

Calculation Methodologies for the MSCI Indices

The performance of each of the MSCI Indices is a free float weighted average of the U.S. dollar values of its component securities, subject to the net daily total return methodology (as described below).

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Companies may be listed simultaneously on more than one stock exchange in Japan. A company may apply for delisting from one stock exchange while remaining listed on other stock exchanges. For such delisting, Japanese stock exchanges generally give notice one month prior to the expected last trading date of the security to be delisted. Should such delisting involve a change in the primary exchange and/or trigger a change in the price source, MSCI will obtain the price of the security from the new primary exchange two weeks after an announcement of delisting from the stock exchange.

Net Daily Total Return Methodology

The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from regular cash distributions, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Japan Index is 15.315%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests net cash dividends in indices the day the security is quoted ex-dividend, or on the ex-date (converted to U.S. dollars, as applicable). In the case of the MSCI Japan Index, since many Japanese companies declare their dividends after the ex-date but make estimated dividends broadly available before the ex-date, an estimation of the dividend, or else the previous year dividend if no estimation is available, is reinvested on the ex-date. Certain dividends, including special/extraordinary dividends and commemorative dividends, are reinvested in the indices if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reinvested in the indices through a price adjustment on the ex date. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, structural changes to each MSCI Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI Indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the indices as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future; or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent index review. Changes in the number of shares smaller than 5% are implemented at a subsequent index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares resulting from, for example, exercise of options or warrants and employee stock option plans, conversion of convertible bonds or other instruments (including periodic conversion of preferred stocks), conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodical conversion of a share class into another share class, exercise of over-allotment options, periodic share buybacks, the cancellation of shares, acquisition for shares of non-listed companies or assets, or other events that could not be implemented on or near the effective dates where no price adjustment factor is necessary, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® MSCI EAFE ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Japan ETF

The shares of the iShares® MSCI Japan ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one.

●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI Japan Index (the “index”).
●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EWJ”.
●	The company’s SEC CIK Number is 0000930667.
●	The ETF’s inception date was March 12, 1996.
●	The ETF’s shares are issued or redeemed only in creation units of 150,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.59% per annum of the aggregate net assets of the funds less than or equal to $7.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of $7.0 billion, up to and including $11.0 billion, plus 0.49% per annum of the aggregate net assets of the funds on amounts in excess of $11.0 billion, up to and including $24.0 billion, plus 0.44% per annum of the aggregate net assets of the funds on amounts in excess of $24.0 billion, up to and including $48.0 billion, plus 0.40% per annum of the aggregate net assets over $48.0 billion, up to and including $72.0 billion, plus 0.36% per annum of the aggregate net assets over $72.0 billion, up to and including $96.0 billion, plus 0.32% per annum of the aggregate net assets in excess of $96.0 billion. As of March 31, 2021, the aggregate expense ratio of the ETF was 0.51% per annum.

For additional information regarding the company or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended August 31, 2020) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/EWJ.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Japan ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
TOYOTA MOTOR CORP	3.96%
SOFTBANK GROUP CORP	3.48%
SONY GROUP CORP	3.39%
KEYENCE CORP	2.05%
TOKYO ELECTRON LTD	1.63%
NINTENDO LTD	1.60%
MITSUBISHI UFJ FINANCIAL GROUP INC	1.58%
RECRUIT HOLDINGS LTD	1.57%
SHIN-ETSU CHEMICAL LTD	1.50%
NIDEC CORP	1.39%
Total	22.15%

iShares® MSCI Japan ETF Weighting by Sector as of April 12, 2021*

Sector	Percentage (%)
Consumer Discretionary	18.33%
Financials	8.81%
Industrials	20.86%
Information Technology	13.95%
Health Care	9.65%
Consumer Staples	6.89%
Materials	5.16%
Communication	9.86%
Real Estate	3.56%
Utilities	1.22%
Energy	0.60%
Cash and/or Derivatives	1.09%
Total	99.98%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF will at all times invest at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in other securities, including securities not in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to the index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), transaction costs incurred by the ETF, the ETF's holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 40.14%; 3 years, 5.82%; 5 years, 10.20%; 10 years, 6.88%; since inception, 1.68%; index: 1 year, 39.73%; 3 years, 6.56%; 5 years, 10.47%; 10 years, 7.20%; since ETF inception, 2.24%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

The MSCI Japan Index

The index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”). The index is categorized by MSCI as a developed market index and is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

The index is designed to measure the performance of the large- and mid-capitalization segments of Japan’s equity market. The 301 constituent stocks of the index (as of March 31, 2021) are selected from an eligible universe of equity securities listed on national Japanese stock exchanges including the First Section, Second Section and Mothers portion of the Tokyo Stock Exchange, the TSE, JASDAQ and the First Section, Second Section and Centrex portion of the Nagoya Stock Exchange. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1969 at an initial value of 100.

MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities.

For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-36, S-38 and S-39 of this index supplement, respectively.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. The daily historical closing prices in the graph below have been adjusted for a 1-for-4 reverse stock split that became effective before the market open on November 7, 2016. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® MSCI Japan ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares ® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index (the “index”). Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the Nasdaq under the ticker symbol “TLT”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of March 31, 2021, the expense ratio of the ETF was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended August 31, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TLT.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.

BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.

The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings

The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® 20+ Year Treasury Bond ETF Top Ten Holdings as of April 12, 2021*

U.S. Treasury Bond	Percentage (%)
1.88% due 2/15/2051	9.05%
3.00% due 2/15/2049	8.71%
3.00% due 8/15/2048	6.91%
2.88% due 5/15/2043	5.98%
3.13% due 5/15/2048	5.56%
3.13% due 8/15/2044	5.43%
3.00% due 2/15/2048	5.40%
3.00% due 2/15/2047	5.27%
2.00% due 2/15/2050	4.68%
3.38% due 11/15/2048	4.68%
Total	61.67%

The following table displays additional information about the bonds held by the ETF and the annualized performance difference, in each case as of April 12, 2021*. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average maturity	26.18 years
Weighted average coupon	2.75%
Effective duration	18.53 years

Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.

As of April 12, 2021*, the ETF’s holdings were comprised of 36 U.S. Treasury bonds (99.99% of holdings) and cash and/or derivatives (0.01% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.

*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs incurred by the ETF, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -16.75%; 3 years, 5.76%; 5 years, 3.03%; 10 years, 6.66%; since inception, 6.30%; index: 1 year, -

18.18%; 3 years, 5.37%; 5 years, 2.87%; 10 years, 6.62%; since ETF inception, 6.32%. Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.

The Index

The index is sponsored by ICE Data Indices, LLC (“IDI”). The index is market capitalization weighted and is designed to track the performance of U.S. dollar denominated, fixed rate treasuries with a minimum term to maturity greater than or equal to 20 years.

Eligibility Criteria and Inclusion Rules

Qualifying securities must have greater than or equal to 20 years remaining term to final maturity as of the rebalancing date, a fixed coupon schedule and an adjusted amount outstanding of at least $300 million. The amount outstanding for all qualifying securities is adjusted by subtracting the amounts held by the Federal Reserve’s System Open Market Account (the “adjusted amount outstanding”). Bills, inflation-linked debt, original issue zero coupon securities and STRIPs are excluded from the index; however, the amounts outstanding of qualifying coupon securities are not reduced by any portions that have been stripped. Agency debt with or without a U.S. Government guarantee and securities issued or marketed primarily to retail investors do not qualify for inclusion in the index.

Index Calculation

The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments and the weight for the constituent.

The market value of a constituent is based on the adjusted amount outstanding. Cash flows from bond payments and redemptions are retained in the index until the end of the month and then are removed as part of the rebalancing. Cash does not earn any reinvestment income while it is held in the index.

Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.

Index Maintenance

The index is rebalanced on the last calendar day of the month, based on information available up to and including the third business day before the last business day of the month. New issues must be auctioned on or before the calendar month end rebalancing date in order to qualify for the coming month. No changes are made to constituent holdings other than on month end rebalancing dates.

Current Composition of the Index

As of April 12, 2021, the index’s holdings were comprised of 40 U.S. Treasury bonds. The following table displays additional information about the bonds held by the index as of April 12, 2021. We obtained the information in the table below from the ICE website without independent verification.

Weighted average maturity	25.87 years
Weighted average coupon	2.63%

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® 20+ Year Treasury Bond ETF

       *Prior to April 1, 2016, the ETF tracked the Barclays U.S. 20+ Year Treasury Bond Index.

Historical Closing Levels of the ICE U.S. Treasury 20+ Year Bond Index

The closing level of the ICE U.S. Treasury 20+ Year Bond Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical closing level of the ICE U.S. Treasury 20+ Year Bond Index during the period shown below is not an indication that the ICE U.S. Treasury 20+ Year Bond Index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the ICE U.S. Treasury 20+ Year Bond Index as an indication of the future performance of the ICE U.S. Treasury 20+ Year Bond Index or make any assumptions, based on the ICE U.S. Treasury 20+ Year Bond Index’s historical performance, about the performance of the ETF. We cannot give you any assurance that the future performance of the ETF’s shares will be consistent with the historical performance of the ICE U.S. Treasury 20+ Year Bond Index.

The graph below shows the closing levels of the ICE U.S. Treasury 20+ Year Bond Index from January 1, 2016 through April 12, 2021. The historical closing levels were obtained from ICE’s website, without independent verification.

Historical Performance of ICE U.S. Treasury 20+ Year Bond Index

       *The ETF began tracking the ICE U.S. Treasury 20+ Year Bond Index on April 1, 2016.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ Investment Grade Corporate Bond ETF

The shares of the iShares® iBoxx $ Investment Grade Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Markit iBoxx® USD Liquid Investment Grade Index (the “index”).

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “LQD”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”). The management fee for the ETF equals the ratio of the ETF’s net assets over the aggregate net assets of the ETF multiplied by the amount calculated as follows: 0.1500% per annum of the average daily net assets of the combined funds less than or equal to $121.0 billion; plus 0.1425% per annum of the average daily net assets of the combined funds on amounts greater than $121.0 billion up to and including $181.0 billion; plus 0.1354% of the average daily net assets of the combined funds on amounts greater than $181.0 billion up to and including $231.0 billion; plus 0.1287% of the average daily net assets of the combined funds on amounts greater than $231.0 billion up to and including $281.0 billion; plus 0.1222% of the average daily net assets of the combined funds on amounts greater than $281.0 billion. As of March 31, 2021, the expense ratio of the ETF was 0.14% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended August 31, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/LQD.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® iBoxx $ Investment Grade Corporate Bond ETF Top Ten Holdings as of April 12, 2021

Corporate Bond Issuer	Percentage (%)
BLK CSH FND TREASURY SL AGENCY	1.24%
GE CAPITAL INTERNATIONAL FUNDING C	0.34%
MICROSOFT CORPORATION	0.31%
ANHEUSER-BUSCH COMPANIES LLC	0.27%
CVS HEALTH CORP	0.26%
AT&T INC 144A	0.23%
T-MOBILE USA INC 144A	0.21%
GOLDMAN SACHS GROUP INC	0.21%
CVS HEALTH CORP	0.21%
AT&T INC 144A	0.19%
Total	3.47%

iShares® iBoxx $ Investment Grade Corporate Bond ETF Weighting by Sector
as of April 12, 2021*

Sector	Percentage (%)
Banking	23.72%
Consumer Non-Cyclical	18.17%
Communications	12.51%
Energy	8.60%
Technology	11.84%
Consumer Cyclical	6.63%
Capital Goods	4.58%
Basic Industry	1.84%
Insurance	3.45%
Electric	2.66%
Transportation	1.44%
Finance Companies	0.95%
REITs	0.98%
Owned No Guarantee	0.21%
Brokerage/Asset Managers/Exchanges	0.75%
Cash and/or Derivatives	1.26%
Natural Gas	0.37%
Utility Other	0.05%
Total	100.01%

* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the ETF, in each case as of April 12, 2021. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average maturity	13.54 years
Weighted average coupon	3.77%
Effective duration	9.36 years

Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.

Representative Sampling

Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.

The ETF generally invests at least 90% of its assets in the component securities of the index and at least 95% of its assets in investment-grade corporate bonds. However, the ETF may at times invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents as well as bonds not included in the index but which BFA believes will help the ETF track the index and which are either: (i) included in the Markit iBoxx USD Index (the broader index upon which the index is based); or (ii) new issues which BFA believes are or about to enter the index or the Markit iBoxx USD Index. The ETF may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market entering funds advised by BFA or its affiliates. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.

Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), transaction costs incurred by the ETF, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, use of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculate using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.  ETF shares: 1 year, 7.91%; 3 years, 6.85%; 5 years, 5.14%; 10 years, 5.46%; since inception, 5.61%; index: 1 year, 8.72%; 3 years, 6.98%; 5 years, 5.30%; 10 years, 5.63%; since ETF inception, 5.85%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices GmbH (“Markit”). The index is designed to provide a balanced representation of the U.S. dollar denominated investment grade (as determined by Markit) corporate debt market. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily after close of market. The index is calculated every weekday except common U.S. banking holidays. In addition, the index is calculated with the previous trading day’s closing price on the last calendar day of each month if that day is not a trading day.

As of February 29, 2020, the index included approximately 1,973 bonds chosen according to the index rules described below.

Selection Criteria of the Index

The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date, and in each case provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:

●

Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

●

Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets) with clearance and settlement available through The Depository Trust Company. Bonds must be publicly registered with the U.S. Securities and Exchange Commission or be Rule 144A offerings with registration rights. Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, The Bahamas, Belgium, Bermuda, British Virgin Islands, Brunei, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Guernsey, Hong Kong, Iceland, Ireland, Isle of Man, Israel, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Netherlands, New Zealand, Norway, Portugal, Puerto Rico, San Marino, Singapore, Slovenia, Spain, Sweden, Switzerland, United States or United Kingdom. A new country is added to the index if it is classified as a developed market on the “Markit Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on the “Markit Global Economic Development Classification”. The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is classified into financials and non-financials and then into their multiple-level economic sectors.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.

Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, senior fixed-to-float bonds issued by banks with a call option up to 25 months prior to maturity, Rule 144A offerings with a registration right (only 144A bonds with a Regulation S version eligible for the Markit iBoxx® USD Benchmark Index), callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), perpetual bonds, fixed-to-floater bonds (except senior fixed-to-float bonds issued by banks with a call option up to 25 months prior to maturity), floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (“GAINS”), bonds with difference between accrual and coupon payment periods, monthly-paying bonds, private placements, and retail bonds are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers, in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.

For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.

Credit Rating: All bonds must have an iBoxx rating of investment grade. Ratings from each of the following three agencies are considered for the calculation of the iBoxx Rating: Fitch Ratings, Moody’s Investor Service and S&P Global Ratings. Investment grade is defined as BBB- or higher from Fitch Ratings and S&P Global Ratings and Baa3 or higher from Moody’s Investor Service. If a bond is rated by more than one of the above agencies, then the iBoxx rating is the average of the provided ratings.

Expected Life Remaining: At the rebalancing day, all bonds must have an expected remaining life of at least three years, and all newly included bonds must have an expected remaining life of at least three years and six months.

Amount Outstanding: The outstanding face value of a bond must be at least $750 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD in the broader Markit iBoxx USD Investment Grade Corporate Index (excluding fixed-to-floater and perpetual bonds) from the issuer must be at least $2 billion as of the bond selection cut-off date.

Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not downgraded to sub-investment grade, defaulted or fully redeemed in that period).

Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.

Calculation of the Index

Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day.

Index Rebalancing: The index is rebalanced every month on the last business day of the month. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.

Preview lists of eligible bonds are published on a weekly basis starting on the first Friday that is three business days after the previous month-end rebalance, as well as on the 12th day of the month (or next index publication day if the 12th calendar day falls on a non-business day). Preview lists of eligible bonds are additionally published on the 4th and 3rd business days before the end of the month (T-4 and T-3). Final components are published two business days before the end of the month (T-2).

Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month which could also result in exclusion of the bond. However, if bonds which are part of broader USD indices become eligible into the index two business days prior to rebalancing because of rating and/or amount changes, will be included in the index.

Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Data: New bonds are included in the index at their respective ask prices when they enter the index family. In the event that no price can be established for a particular bond, the index continues to be calculated based on the last-available price.

Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month.

Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times. In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.

●

Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

●

Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bond is set to 0 in the total return index calculation and is excluded from the calculation of all bond and index analytical values.

●

Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information about the iBoxx $ Liquid Investment Grade Index is available at markit.com/product/IBoxx and may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly available documents. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® iBoxx $ Investment Grade Corporate Bond ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® iBoxx $ High Yield Corporate Bond ETF

The shares of the iShares® iBoxx $ High Yield Corporate Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Markit iBoxx® USD Liquid High Yield Index (the “index”).

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “HYG”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was April 4, 2007.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and another specified iShares® fund (the “funds”) as follows: 0.5000% per annum of the average daily net assets of the combined funds less than or equal to $19.0 billion, plus 0.4750% per annum of the average daily net assets of the combined funds on amounts greater than $19.0 billion up to $33.0 billion, plus 0.4513% per annum of the average daily net assets of the combined funds on amounts greater than $33.0 billion up to $47.0 billion, plus 0.4287% of the average daily net assets of the combined funds on amounts in excess of $47.0 billion. As of March 31, 2021, the expense ratio of the ETF was 0.49% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended August 31, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/HYG.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders. The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.). We obtained the information in the tables below from the ETF website without independent verification.

iShares® iBoxx $ High Yield Corporate Bond ETF Top Ten Holdings as of April 12, 2021

Corporate Bond Issuer	Percentage (%)
BLK CSH FND TREASURY SL AGENCY	0.62%
ALTICE FRANCE SA (FRANCE) 144A	0.45%
SPRINT CORP	0.43%
TRANSDIGM INC 144A	0.41%
CENTENE CORPORATION	0.34%
CAESARS ENTERTAINMENT INC 144A	0.32%
FORD MOTOR COMPANY	0.31%
TEVA PHARMACEUTICAL FINANCE NETHER	0.30%
CCO HOLDINGS LLC 144A	0.30%
CCO HOLDINGS LLC 144A	0.28%
Total	3.76%

iShares® iBoxx $ High Yield Corporate Bond ETF Weighting by Sector
as of April 12, 2021*

Sector	Percentage (%)
Communications	18.56%
Consumer Non-Cyclical	14.78%
Consumer Cyclical	19.87%
Energy	12.94%
Capital Goods	8.83%
Technology	6.18%
Basic Industry	3.46%
Finance Companies	2.37%
Electric	2.58%
Banking	1.54%
Transportation	1.67%
Cash and/or Derivatives	0.03%
Financial Other	0.83%
Insurance	2.46%
Industrial Other	0.75%
REITs	1.95%
Owned No Guarantee	0.82%
Brokerage/Asset Managers/Exchanges	0.38%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

The following table displays additional information about the bonds held by the ETF, in each case as of April 12, 2021. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average maturity	3.79 years
Weighted average coupon	5.69%
Effective duration	3.67 years

Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account possible changes in expected bond cash flows due to small parallel shifts in interest rates.

Representative Sampling

Although the ETF seeks results that correspond generally to the performance of the index, the ETF uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index, although the ETF may or may not hold all of the securities in the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index.

The ETF generally invests at least 90% of its assets in the component securities of the index and may invest up to 10% of its assets in certain futures, options and swaps contracts, cash and cash equivalents, including shares of money market funds affiliated with BFA, as well as in bonds not included in the index, but which BFA believes will help the ETF track the index. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of BlackRock Cash Funds as well as securities not included in the index, but which BFA believes will help the ETF track the index. For example, the ETF may invest in securities not included in the index in order to reflect prospective changes in the index. The ETF may also lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and of the index may vary due to a variety of factors, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the ETF’s portfolio and the index resulting from the ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to the ETF but not to the index.

Tracking error may occur because of differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s NAV), transaction costs incurred by the ETF, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, use of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. Tracking error risk may be heightened during times of increased market volatility or other unusual market conditions. BFA expects that the ETF may experience higher tracking error than is typical for similar exchange-traded funds. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index.  The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculate using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 18.73%; 3 years, 5.89%; 5 years, 6.65%; 10 years, 5.27%; since inception, 5.46%; index: 1 year, 19.74%; 3 years, 6.35%; 5 years, 7.15%; 10 years, 5.73%; since ETF inception, 5.95%.

Industry Concentration

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The Index

The index is a bond index calculated, published and disseminated by the index sponsor, Markit Indices GmbH (“Markit”). The index is designed to reflect the performance of U.S. dollar (“USD”) denominated high yield (as determined by Markit) corporate debt through a broad coverage of the USD high yield liquid bond universe. The index is market-value weighted, with an issuer weight cap of 3%, calculated as of the last business day of each month using the end-of-month closing prices for each bond. The index is calculated as end-of-day and distributed once daily. The indices are calculated every day except on common U.S. bank holidays. In addition, the indices are calculated with the previous trading day’s close on the last calendar day of each month if that day is not a trading day.

As of February 29, 2020, the index included approximately 994 bonds chosen according to the index rules described below.

Selection Criteria of the Index

The bonds in the index must meet all the criteria described below as of the close of business three business days prior to the rebalancing date provided that the relevant bond data can be verified, at Markit’s sole discretion, as of that cut-

off date. The new index composition becomes effective on the first business day of the next month. Additionally, the index rules and their application will be governed by two committees:

●

Technical Committee: consists of representatives from market makers/banks and meets on a monthly basis in order to provide feedback and information into the monthly rebalancing process and to monitor any market developments.

●

Oversight Committee: consists of representatives from mostly the buy side and meets in order to discuss the decisions of the Technical Committee, the wider index rules and any market developments which may warrant rule changes.

Bond Classification: Bonds must be USD denominated corporate credit (i.e., debt instruments backed by corporate issuers that are not secured by specific assets). Debt issued by governments, sovereigns, quasi-sovereigns, and government-backed or guaranteed entities is excluded. As of August 2012, the issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled, incorporated and the country of risk must be in Andorra, Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Jersey, Liechtenstein, Luxembourg, Malta, Monaco, the Netherlands, New Zealand, Norway, Portugal, San Marino, Singapore, Spain, Sweden, Switzerland, the United States or the United Kingdom. A new country is added to the index if it is classified as a developed market according to “Markit’s Global Economic Development Classification.” A country is no longer eligible for the index if it is classified as an emerging market based on “Markit’s Global Economic Development Classification.” The “Markit Global Economic Development Classification” is updated once per year. The results are published at the end of July. The inclusion/exclusion of a country becomes effective at the end of October. Each bond is assigned to one of the following sectors: Oil & Gas, Basic Materials, Industrials, Consumer Goods, Health Care, Consumer Services, Telecommunications, Technology, Utilities, Financials and Technology.

All bonds are classified based on the principal activities of the issuer, the main sources of the cash flows used to pay coupons and redemptions, and a bond’s specific collateral type or legal provisions. Markit reviews bond classification regularly and makes necessary changes at the next rebalancing.

Bond Type: Only fixed rate bonds whose cash flow can be determined in advance are eligible, including fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, amortizing bonds, medium term notes, Rule 144A offerings, callable bonds and putable bonds. Preferred shares, convertible bonds, subordinated bank or insurance debt with mandatory contingent conversion features or with any conversion options before the first call date, bonds with other equity features attached (e.g., options or warrants), private placements, perpetual bonds, floating rate notes, pay-in kind bonds, zero coupon bonds, bonds with zero step-ups (“GAINS”), bonds with difference between accrual and coupon payment periods, monthly-paying bonds and Regulation S offerings are excluded. Any bond subject to a firm call or tender offer, with the exception of exchange offers in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or firm call.

For retail bonds and private placements, publicly available information is not always conclusive and the classification of a bond as a retail bond or a private placement will be made at Markit’s discretion based on the information available at the time of the determination. In instances where a new bond type is not specifically excluded or included in the index according to the published index rules, Markit will analyze the features of such securities in line with the principles set out in the index rules to make the determination as to whether the bond will be included.

Credit Rating: All bonds must have a rating of sub-investment grade. Ratings from each of the following three agencies are considered: Fitch Ratings, Moody’s Investor Service and S&P Global Ratings. If more than one agency rates a given bond, those ratings are averaged. The rating is consolidated to the nearest rating grade. Sub-investment grade is defined as BB+ or lower from Fitch or S&P and Ba1 or lower from Moody’s, but not in default. Bonds rated D by Fitch Ratings or Standard and Poor’s Global Ratings or that have been subject to a default press release by Moody’s Investor Service are excluded. An included bond subsequently downgraded to D by Standard and Poor’s Global Ratings or Fitch or are subject to a default press release by Moody’s Investor Service (as of the bond selection cut-off date) will be excluded on the next rebalancing date. In case of an exchange of a 144A bond into a registered bond, the ratings from the 144A bond are also used for the registered bond.

Time to Maturity: At issuance, all bonds must have an expected remaining life of 15 years or less. At the rebalancing day, all bonds must have an expected remaining life of at least one year and all newly included bonds must have an expected remaining life of at least one year and six months.

Amount Outstanding: The outstanding face value of a bond must be at least $400 million as of the bond selection cut-off date, after taking into account buybacks or increases. The outstanding face value of all bonds denominated in USD from the issuer in the broader “iBoxx USD High Yield Developed Markets Index” and the “iBoxx USD Corporates (IG)” universe must be at least $1 billion as of the bond selection cut-off date.

To avoid turnover due to redemptions and new issuances the following adjustments are made to the issuer amount outstanding:

•	New inclusions will consider the issuer amount outstanding as of the bond selection period as well as the projected amount outstanding at the next rebalancing.
•	Bonds are only removed from the index due to the issuer amount outstanding cut-off if the expected amount outstanding for the next rebalancing is also expected to be below the cut-off amount.
•

Using the expected issuer amount outstanding at next month’s rebalancing to determine the eligibility based on the issuer amount outstanding threshold is intended to reduce unnecessary turnover by only adding bonds that are expected to comply with the issuer amount outstanding rule in the coming month and only remove bonds expected to fail the rule going forward.

Minimum Run: Any bond that enters the index must remain in the index for a minimum of six months (provided that the bond is not upgraded to investment grade, defaulted or fully redeemed in that period).

Lockout Period: A bond that drops out of the index at re-balancing is excluded from re-entering the index for a three-month period.

Calculation of the Index

Bond Prices: All iBoxx indices are multi-source priced. Prices for the bonds in the index are sourced from a number of representative sources. Pricing data is produced by experienced pricing analysts using established instrument evaluation models; non-transactional data such as observed bid and ask prices may predominate for a given bond as the data is being scrutinized to reliably represent the interest measured. The pricing service may also decide to rely upon expert judgment in an active albeit low liquidity market or any other circumstances, when observed bid and ask prices or transactions may not be consistently available each day.

Index Rebalancing: The index is rebalanced every month on the last business day of the month. Any inclusion after the index cut-off day (t-3) will not be considered in the re-balancing process, but will become effective at the end of the following month. New bonds issued are taken into account if they are publicly known to settle through the last calendar day of the month and if their rating and amount outstanding has become known at least three trading days before the end of the month.

Preview lists of eligible bonds are published on a weekly basis starting on the first Friday that is three business days after the previous month-end rebalance, as well as on four (t-4), three (t-3), two (t-2)

and one (t-1) trading days before end of the month.

In addition, a preliminary membership list is published on the 12th calendar day of the month (or the next index publication day if the 12th calendar day falls on a non-business day).

Three business days before the end of each month, a membership list with final amounts outstanding for each bond is published. This list contains the maximum number of constituents for the next month. Two business days before the end of each month, the rating and amount information for the constituents is updated and the list is adjusted for all rating and amount changes which are known to have taken place three business days before the end of the month, which could also result in exclusion of the bond. However, if bonds which are part of broader U.S. dollar indices become eligible into the index two business days prior to rebalancing because of rating and/or amount changes, will be included in the index. Two business days before the end of the month the final membership list for the following month is published as the close of business.

Index Weights: The weight for each bond is determined on the last business day of each month using the end-of-month market values and applying an issuer cap of 3%.

Index Calculation: The components of the total return are price changes, accrued interest, coupon payments, and reinvestment income on cash flows received during the composition month. The calculation is based on bond pricing provided by independent bond pricing services. The cut-off time for the bond pricing used in the index is 3 p.m. Eastern Time.

Treatment of Special Intra-Month Events: Data for the application of corporate actions in the index may not be fully or timely available at all times. In such cases, Markit will estimate the approximate value based on the available data at the time of calculation.

●

Unscheduled Full Redemption: If a bond is fully redeemed intra-month, the redeemed bond is treated as cash based on the last consolidated price, the call price or repurchase price, as applicable. In addition, the clean price of the bond is set to the redemption price, and the interest accrued until the redemption date is treated as an irregular coupon payment.

●

Bonds Trading Flat of Accrued: If a bond is identified as trading flat of accrued, the accrued interest of the bond is set to 0 in the total return index calculation and is excluded from the calculation of all bond and index analytical values.

Bonds will be considered trading flat of accrued in any of the following situations:

            ■    Default rating

            ■    Issuer has announced a failure to pay a coupon

            ■    Issuer has announced an intention not to make a payment on an upcoming coupon (grace period)

●

Multi-Coupon Bonds: For step-up bonds with a pre-defined coupon schedule, such schedule cannot change during the life of the bond and is used for all calculations. For event-driven bonds whose coupon may change upon occurrence (or non-occurrence) of pre-specified events, the coupon schedule as of the calculation date is used.

Additional information about the Markit iBoxx $ Liquid High Yield Index is available at markit.com/product/IBoxx and may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly available documents. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® iBoxx $ High Yield Corporate Bond ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® 7-10 Year Treasury Bond ETF

The shares of the iShares® 7-10 Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 7-10 Year Bond Index (the “index”). Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the Nasdaq under the ticker symbol “IEF”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was July 22, 2002.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.15%. BFA is responsible for substantially all expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses and extraordinary expenses. As of March 31, 2021, the expense ratio of the ETF was 0.15% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended August 31, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IEF.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.

BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market value and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.

The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings

The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® 7-10 Year Treasury Bond ETF Top Ten Holdings as of April 12, 2021*

U.S. Treasury Bond	Percentage (%)
0.63% due 8/15/2030	21.97%
3.13% due 11/15/2028	15.50%
0.88% due 11/15/2030	14.89%
2.63% due 2/15/2029	12.58%
2.88% due 8/15/2028	11.11%
2.38% due 5/15/2029	10.19%
1.50% due 2/15/2030	8.96%
0.63% due 5/15/2030	1.96%
1.63% due 8/15/2029	1.67%
2.88% due 5/15/2028	0.82%
Total	99.65%

The following table displays additional information about the bonds held by the ETF and the annualized performance difference, in each case as of April 12, 2021*. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average maturity	8.52 years
Weighted average coupon	1.76%
Effective duration	7.89 years

Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates.

As of April 12, 2021*, the ETF’s holdings were comprised of 14 U.S. Treasury bonds (100.29% of holdings) and cash and/or derivatives (-0.29% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.

*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs incurred by the ETF, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, -6.19%; 3 years, 4.89%; 5 years, 2.26%; 10 years, 3.90%; since inception, 4.62%; index: 1 year, -6.48%; 3 years, 4.80%; 5 years, 2.26%; 10 years, 3.93%; since ETF inception, 4.66%. Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

The Index

The index is sponsored by ICE Data Indices, LLC (“IDI”). The index is market capitalization weighted and is designed to track the performance of U.S. dollar denominated, fixed rate treasuries with a minimum term to maturity greater than or equal to seven years and less than ten years.

Eligibility Criteria and Inclusion Rules

Qualifying securities must have greater than or equal to seven years and less than ten years remaining term to final maturity as of the rebalancing date, a fixed coupon schedule and an adjusted amount outstanding of at least $300 million. The amount outstanding for all qualifying securities is adjusted by subtracting the amounts held by the Federal Reserve’s System Open Market Account (the “adjusted amount outstanding”). Bills, inflation-linked debt, original issue zero coupon securities and STRIPs are excluded from the index; however, the amounts outstanding of qualifying coupon securities are not reduced by any portions that have been stripped. Agency debt with or without a U.S. Government guarantee and securities issued or marketed primarily to retail investors do not qualify for inclusion in the index.

Index Calculation

The total market value of the index at any time is the sum of the market value of each constituent plus any intra-month cash from coupon payments or principal repayments and the weight for the constituent.

The market value of a constituent is based on the adjusted amount outstanding. Cash flows from bond payments and redemptions are retained in the index until the end of the month and then are removed as part of the rebalancing. Cash does not earn any reinvestment income while it is held in the index.

Calculations are performed daily, using bid prices at 3 p.m. Eastern Time.

Index Maintenance

The index is rebalanced on the last calendar day of the month, based on information available up to and including the third business day before the last business day of the month. New issues must be auctioned on or before the calendar month end rebalancing date in order to qualify for the coming month. No changes are made to constituent holdings other than on month end rebalancing dates.

Current Composition of the Index

As of April 12, 2021, the index’s holdings were comprised of 18 U.S. Treasury bonds. The following table displays additional information about the bonds held by the index as of April 12, 2021. We obtained the information in the table below from the ICE website without independent verification.

Weighted average maturity	8.54 years
Weighted average coupon	1.85%

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® 7-10 Year Treasury Bond ETF

*Prior to April 1, 2016, the ETF tracked the Barclays U.S. 7-10 Year Treasury Bond Index.

Historical Closing Levels of the ICE U.S. Treasury 7-10 Year Bond Index

The closing level of the ICE U.S. Treasury 7-10 Year Bond Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any upward or downward trend in the historical closing level of the ICE U.S. Treasury 7-10 Year Bond Index during the period shown below is not an indication that the ICE U.S. Treasury 7-10 Year Bond Index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of the ICE U.S. Treasury 7-10 Year Bond Index as an indication of the future performance of the ICE U.S. Treasury 7-10 Year Bond Index or make any assumptions, based on the ICE U.S. Treasury 7-10 Year Bond Index’s historical performance, about the performance of the ETF. We cannot give you any assurance that the future performance of the ETF’s shares will be consistent with the historical performance of ICE U.S. Treasury 7-10 Year Bond Index.

The graph below shows the closing levels of the ICE U.S. Treasury 7-10 Year Bond Index from January 1, 2016 through April 12, 2021. The historical closing levels were obtained from ICE’s website, without independent verification.

Historical Performance of ICE U.S. Treasury 7-10 Year Bond Index

*The ETF began tracking the ICE U.S. Treasury 7-10 Year Bond Index on April 1, 2016.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The Company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one. On July 1, 2013, the iShares® MSCI Emerging Markets Index Fund changed its name to the iShares® MSCI Emerging Markets ETF.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the USD net total return version of the MSCI Emerging Markets Index (the “index”);

●	Investment Advisor: BlackRock Fund Advisors (“BFA”);
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “EEM”;
●	The company’s SEC CIK Number is 0000930667;
●	The ETF’s inception date was April 7, 2003; and
●	The ETF’s shares are issued or redeemed only in creation units of 450,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.75% per annum of the aggregate net assets of the funds less than or equal to U.S. $14.0 billion, plus 0.68% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $14.0 billion up to and including U.S. $28.0 billion, plus 0.61% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $28.0 billion up to and including U.S. $42.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $42.0 billion up to and including U.S. $56.0 billion, plus 0.47% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $56.0 billion up to and including U.S. $70.0 billion, plus 0.41% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $70.0 billion up to and including U.S. $84.0 billion, plus 0.35% per annum of the aggregate net assets of the funds in excess of U.S. $84.0 billion. As of March 31, 2021, the aggregate expense ratio of the ETF was 0.70% per annum.

The investment advisory agreement of the ETF provides that BFA will pay all operating expenses of the ETF, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses, and extraordinary expenses. The ETF may also pay “Acquired Fund Fees and Expenses”. Acquired Fund Fees and Expenses reflect the ETF’s pro rata share of the fees and expenses incurred by investing in other investment companies.

For additional information regarding the company or BFA, please consult the reports (including the Annual Report to Shareholders on Form N-CSR for the fiscal year ended August 31, 2020) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from the iShares® website at us.ishares.com/product_info/fund/overview/EEM.htm.

If a market disruption event occurs with respect to the ETF, the calculation agent has the discretion to adjust the closing price of the ETF on such date or to determine it in a different manner as described here, the applicable product supplement, if any, the applicable general terms supplement, if any, or in the applicable pricing supplement.

Investment Objective and Strategy

The ETF seeks to track the investment results, before fees and expenses, of the index. The ETF’s investment objective may be changed without shareholder approval.

The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. ETF advisors and index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between ETFs or indices with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® MSCI Emerging Markets ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
TAIWAN SEMICONDUCTOR MANUFACTURING	6.45%
ALIBABA GROUP HOLDING ADR REPRESEN	5.70%
TENCENT HOLDINGS LTD	5.60%
SAMSUNG ELECTRONICS LTD	4.35%
MEITUAN	1.71%
NASPERS LIMITED N LTD	1.26%
CHINA CONSTRUCTION BANK CORP H	0.98%
RELIANCE INDUSTRIES LTD	0.90%
PING AN INSURANCE (GROUP) CO OF CH	0.86%
JD.COM ADR REPRESENTING INC	0.84%
Total	28.65%

iShares® MSCI Emerging Markets ETF Weighting by Sector as of April 12, 2021*

Sector	Percentage (%)
Financials	17.80%
Information Technology	21.21%
Consumer Discretionary	17.76%
Consumer Staples	5.56%
Energy	4.64%
Industrials	4.28%
Communication	11.71%
Materials	8.16%
Utilities	1.97%
Real Estate	2.08%
Health Care	4.47%
Cash and/or Derivatives	0.36%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

iShares® MSCI Emerging Markets ETF Weighting by Country as of April 12, 2021*

Country	Percentage (%)
China	37.71%
Taiwan	14.05%
Korea (South)	13.59%
India	9.19%
Brazil	4.49%
South Africa	3.79%
Russian Federation	2.96%
Saudi Arabia	2.75%
Thailand	1.80%
Mexico	1.77%
Malaysia	1.40%
Indonesia	1.18%
Cash and/or Derivatives	0.36%
Other	4.95%
Total	99.99%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received). The ETF invests all of its assets that are invested in India in a wholly owned subsidiary located in the Republic of Mauritius. BFA also serves as the investment advisor of the subsidiary.

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value per share), transaction costs incurred by the ETF, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s performance difference will not exceed 5%. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 58.69%; 3 years, 5.69%; 5 years, 11.60%; 10 years, 3.06%; since inception, 11.00%; index: 1 year, 58.39%; 3 years, 6.53%; 5 years, 12.07%; 10 years, 3.65%; since ETF inception, 11.46%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index (the “index”) is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is a free float-adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant emerging markets. Additional information about the MSCI Indices is available on the following website: msci.com/index-methodology. Daily closing price information for the index is available on the following website: msci.com.  We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

The index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this index supplement, Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 27 MSCI standard single country indices for the emerging market countries listed above. The index is calculated in U.S. dollars on a total return net basis. The index was launched on December 31, 1987 at an initial value of 100.

MSCI divides the companies included in the index into eleven Global Industry Classification Sectors: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities.

For additional information about the construction, calculation methodology and maintenance of the index, please see “iShares® MSCI EAFE ETF — Construction of the MSCI Indices”, “iShares® MSCI EAFE ETF — Calculation Methodology for the MSCI Indices” and “iShares® MSCI EAFE ETF — Maintenance of the MSCI Indices”, respectively, on pages S-36, S-38 and S-39 of this index supplement, respectively.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® MSCI Emerging Markets ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® U.S. Real Estate ETF

The shares of the iShares® U.S. Real Estate ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Real Estate Capped Index. Prior to January 25, 2021, the ETF tracked the the Dow Jones U.S. Real Estate IndexSM.

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “IYR”.
●	The ETF’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was June 12, 2000.
●	The ETF’s shares are issued or redeemed only in creation units.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other iShares® funds (the “funds”) as follows: 0.48% per annum of the aggregate net assets of the combined funds less than or equal to $10.0 billion; plus 0.43% per annum of the aggregate net assets of the combined funds over $10.0 billion, up to and including $20.0 billion; plus 0.38% per annum of the aggregate net assets of the combined funds in excess of $20.0 billion, up to and including $30.0 billion; plus 0.34% per annum of the aggregate net assets of the combined funds in excess of $30.0 billion, up to and including $40.0 billion; plus 0.33% per annum of the aggregate net assets of the combined funds in excess of $40.0 billion, up to and including $50.0 billion; plus 0.31% per annum of the aggregate net assets of the combined funds in excess of $50.0 billion. As of March 31, 2021, the expense ratio of the ETF was 0.42%.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended September 30, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IYR.htm?fundSearch=true&qt=IYR. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index it tracks. The ETF’s investment objective and the index it tracks may be changed at any time, without the approval of BFA’s shareholders.

The following tables display the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF’s website without independent verification.

iShares® U.S. Real Estate ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
AMERICAN TOWER REIT CORP	8.50%
PROLOGIS REIT INC	6.44%
CROWN CASTLE INTERNATIONAL REIT CO	6.07%
EQUINIX REIT INC	4.54%
DIGITAL REALTY TRUST REIT INC	3.21%
PUBLIC STORAGE REIT	3.16%
SIMON PROPERTY GROUP REIT INC	3.00%
COSTAR GROUP INC	2.78%
WELLTOWER INC	2.50%
SBA COMMUNICATIONS REIT CORP CLASS	2.44%
Total	42.64%

iShares® U.S. Real Estate ETF by Sector as of April 12, 2021*

Sector	Percentage (%)
SPECIALIZED REITS	38.07%
RETAIL REITS	8.47%
RESIDENTIAL REITS	14.28%
OFFICE REITS	6.77%
HEALTH CARE REITS	8.96%
HOTEL & RESORT REITS	0.97%
MORTGAGE REITS	3.01%
DIVERSIFIED REITS	2.64%
INDUSTRIAL REITS	10.29%
REAL ESTATE SERVICES	2.90%
RESEARCH & CONSULTING SERVICES	2.78%
REAL ESTATE DEVELOPMENT	0.36%
CASH AND/OR DERIVATIVES	0.49%
Total	99.99%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

The ETF uses a representative sampling indexing strategy to attempt to track the performance of the index before fees and expenses. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index it tracks. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index it tracks. The ETF may or may not hold all of the securities that are included in the index it tracks.

The ETF generally invests at least 90% of its assets in the securities of the index it tracks and in depositary receipts representing securities thereof. The ETF may invest the remainder of its assets in securities not included in the index it tracks, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in certain futures, options and swaps contracts, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Tracking Error

The performance of the ETF and of the index it tracks may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index it tracks, pricing differences, transaction costs, the ETF holding uninvested cash, differences in the timing of the accrual of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, changes to the index it tracks or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index it tracks does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index it tracks in approximately the same proportions as in such index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 35.39%; 3 years, 10.10%; 5 years, 6.92%; 10 years, 8.34%; since inception, 9.45%; index: 1 year, 35.08%; 3 years, 10.33%; 5 years, 7.26%; 10 years, 8.79%; since ETF inception, 9.89%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

Dow Jones U.S. Real Estate Capped Index

The Dow Jones U.S. Real Estate Capped Index follows the same index methodology and has the same constituents as the Dow Jones U.S. Real Estate IndexSM except that a capping methodology is applied for the purpose of diversitifcation among constituents (described below). The Dow Jones U.S. Real Estate Capped Index is calculated in U.S. dollars on a total return (gross) basis. As of April 12, 2021, the Dow Jones U.S. Real Estate Capped Index had 82 constituents.

Index Construction

The composition of the Dow Jones U.S. Real Estate Capped Index is the same as the composition of the Dow Jones U.S. Real Estate IndexSM. Constituent changes are incorporated in the Dow Jones U.S. Real Estate Capped Index as and when they are made in the Dow Jones U.S. Real Estate IndexSM.

For capping purposes, the Dow Jones U.S. Real Estate Capped Index is rebalanced quarterly after the close of business on the third Friday of March, June, September and December. The reference date for capping is the Wednesday prior to the second Friday of the rebalancing month.

The Dow Jones U.S. Real Estate Capped Index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with a weight greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of the business day on which the daily weight caps are exceeded, with the reference date after the close of that same business day, and changes are effective after the close of the next trading day. While capping is reviewed daily, the Dow Jones U.S. Real Estate Capped Index  may be capped on a less frequent basis

The quarterly and daily capping process is performed according to the following procedures:

1.

Each company is weighted by float-adjusted market capitalization, with prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, memberships, shares outstanding and IWFs as of the rebalancing effective date.  Modifications are made by applying the procedures below.

2.

If any company’s weight exceeds 10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If after this redistribution any company breaches the 10% weight cap, the process is repeated iteratively until no company breaches 10%.

3.	Then, the aggregate weight of the companies with a weight greater than 4.5% cannot exceed 22.5%.
4.

If the aggregate weight of the companies with a weight greater than 4.5% exceeds 22.5%, then all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of such company is then reduced until step 3 is satisfied or until it reaches 4.5%.

5.

The excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot exceed the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

6.

Index share amount are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Index Calculation

The Dow Jones U.S. Real Estate Capped Index is calculated using the divisor methodology described below in “—The Index Divisor”. The overall approach to calculate the Dow Jones U.S. Real Estate Capped Index is the same as the approach to calculate the Dow Jones U.S. Real Estate IndexSM, except the market capitalization for each index constituent is redefined by means of an additional weight factor (“AWF”) so that each index constituent has the appropriate weight in the index at each rebalancing date.

In addition to the adjusted stock market value being the product of the stock price, the stock’s shares outstanding, and the stock’s float factor (IWF), an AWF is used in the market capitalization calculation to establish the appropriate weighting. The AWF for each constituent, on the rebalancing date, is the capped weight of stock on the rebalancing date as determined by the capping process divided by the uncapped weight of stock on the rebalancing date based on the float-adjusted market capitalization of all index constituents.

Corporate actions affect the Dow Jones U.S. Real Estate Capped Index in the same manner as in the Dow Jones U.S. Real Estate IndexSM described below.

Dow Jones U.S. Real Estate IndexSM

The Dow Jones U.S. Real Estate IndexSM is a float-adjusted market capitalization total return index that is calculated, published and disseminated by the index sponsor, S&P Dow Jones Indices (“Dow Jones”). It is a subset of the Dow Jones U.S. Index, and is designed to represent real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. Stocks are selected for the Dow Jones U.S. Real Estate IndexSM if they are contained in the index universe and if, based on their revenues, they have been classified into the Real Estate Supersector (8600) as defined by the proprietary classification system used by Dow Jones. Because the Dow Jones U.S. Real Estate IndexSM is comprised primarily of REITs, the prices of the component stocks reflect changes in lease rates, vacancies, property development and transactions. The Dow Jones U.S. Real Estate IndexSM is calculated in U.S. dollars on a total return (gross) basis. As of April 12, 2021, the index had 82 constituents.

Current Composition of the Index

As of April 12, 2021, the top ten constituents of the index and their relative weights in the index were as follows: American Tower Corp. A (8.54%), ProLogis Inc. (6.47%), Crown Castle Intl Corp. (6.10%), Equinix Inc. (4.92%), Digital Realty Trust (3.21%), Public Storage (3.16%), Simon Property Group Inc. (3.00%), CoStar Group Inc. (2.79%), Welltower Inc. (2.51%) and SBA Communications Corporation (2.44%).

Calculation and Dissemination

The closing values of the Dow Jones U.S. Real Estate IndexSM are calculated on a 24-hour day that ends at 5:30 p.m. New York time and, following the determination of the previous day’s closing price, the index values for the current day are updated and disseminated on a real-time basis beginning at 5:30 p.m. whenever any of the exchanges represented in the Dow Jones U.S. Real Estate IndexSM are open.

If trading in a stock is suspended while its market is open, the last traded price for that stock is used for all subsequent index computations until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the Dow Jones U.S. Real Estate IndexSM. Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the Dow Jones U.S. Real Estate IndexSM.

If a market is closed due to an exchange holiday, the previous adjusted closing price for each of its index underlying assets, coupled with the most-recent intraday currency bid price, is used to determine the current U.S. dollar value of the Dow Jones U.S. Real Estate IndexSM.

To be included in the Dow Jones U.S. Real Estate IndexSM, a stock must be part of the index universe, defined as all stocks traded on major U.S. stock exchanges minus any non-common issues and illiquid stocks. Index candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, shares in limited partnerships and shares in business development companies (“BDCs”) are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible.

Each stock must also meet two separate liquidity criteria to be considered eligible for inclusion in the Dow Jones U.S. Real Estate IndexSM. Stocks must have a 12-month median value traded ratio (MVTR) of at least 20% to be eligible, or at least 14% for current constituents to remain eligible. The MVTR for a stock is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing the result by its end-of-month float-adjusted market capitalization. The sum of the 12 monthly values is the MVTR for such stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12 to obtain the MVTR. In addition, stock must have a 6-month median daily traded value (MDVT) over the 6 months prior to the rebalancing reference date of at least $250,000 to be eligible, or at least $175,000 for current constituents to remain eligible. If a stock has traded for less than 6 months, the MDVT amount for as long as the stock has been trading is used.

After determination of the index universe, the index universe is then sorted by float-adjusted market capitalization and stocks in the top 95% of the index universe are categorized into 10 Industries, 19 Supersectors, 41 Sectors and 114 Subsectors as defined by a proprietary classification system used by Dow Jones. Segments are designed to capture the risk characteristics of a specific market by grouping together constituents that respond in similar ways to economic, political and environmental factors.

The index level is calculated using a fraction, the numerator of which is the price of each stock in the Dow Jones U.S. Real Estate IndexSM multiplied by the number of shares used in the index calculation (total shares outstanding times the IWF), and summed across all the stocks in the Dow Jones U.S. Real Estate IndexSM. The denominator is the index divisor.

The Index Divisor

To assure that the value of the Dow Jones U.S. Real Estate IndexSM, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the Dow Jones U.S. Real Estate IndexSM. Thus, the divisor plays a critical role in the ability of the Dow Jones U.S. Real Estate IndexSM to provide a continuous measure of market valuation when faced with changes to the stocks included in the Dow Jones U.S. Real Estate IndexSM. In a similar manner, some corporate actions that cause changes in the market value of the stocks in an index should not be reflected in the index level. Adjustments are made to the divisor to eliminate the impact of these corporate actions. Any change to the stocks in the Dow Jones U.S. Real Estate IndexSM that alters the total market value of the Dow Jones U.S. Real Estate IndexSM while holding stock prices constant will require a divisor adjustment.

Divisor adjustments are made “after the close” meaning that after the close of trading the closing prices are used to calculate the new divisor based on whatever changes are being made. It is, then, possible to provide two complete descriptions of the Dow Jones U.S. Real Estate IndexSM – one as it existed at the close of trading and one as it will exist at the next opening of trading. If the same stock prices are used to calculate the index level for these two descriptions, the index levels are the same.

With prices constant, any change that changes the total market value included in the Dow Jones U.S. Real Estate IndexSM will require a divisor change. For cataloging changes, it is useful to separate changes caused by the management of the Dow Jones U.S. Real Estate IndexSM from those stemming from corporate actions of the constituent companies. Among those changes driven by index management are adding or deleting companies, adjusting share counts and changes to IWFs and other factors affecting share counts or stock prices.

When a company is added to or deleted from the Dow Jones U.S. Real Estate IndexSM, the net change in the market value of the Dow Jones U.S. Real Estate IndexSM is calculated and this is used to calculate the new divisor. The market values of stocks being added or deleted are based on the prices, shares outstanding, IWFs and any other share count adjustments.

There are a large range of different corporate actions ranging from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with a description of the adjustments, if any.

Corporate Action	Effects	Divisor Adjustments?
Company added/deleted	Net change in market value determines the divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering

Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Yes

Annual Reconstitution, Quarterly Reviews and Index Maintenance

The Dow Jones U.S. Real Estate IndexSM is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the investable weight factor (“IWF”), for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 5% are implemented as soon as possible; changes of less than 5% are implemented at the next annual review.

Generally, no companies are added to an index between annual reconstitutions except for initial public offerings and spinoffs. Any exceptions to this rule are announced with ample lead time. Any stocks considered for addition at the quarterly rebalance must have a float market cap larger than the smallest stock included in the Dow Jones U.S. Real Estate IndexSM at the time of the previous reconstitution.

Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June, September and December. Size classification is reviewed as part of the quarterly update, with the reference date for size classification being five weeks prior to the rebalancing effective date. Confirmed share changes that are at least 5% of the total shares outstanding are implemented weekly. Total shares outstanding (not float-adjusted shares) are used to determine whether the share change meets this 5% threshold. The 5% rule applies to share changes only. IWF changes are only considered if a share change meets the 5% threshold. Share changes of 5% or greater resulting from aggregated smaller share change events are implemented when S&P Dow Jones Indices is able to validate the cumulative change.

Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

Initial public offerings and new listings on eligible exchanges are added to at the next quarterly update if the new listing occurs on or before the final trading day of February, May, August or November and meets all other eligibility requirements. Spinoffs of index constituents are added to the Dow Jones U.S. Real Estate IndexSM at a zero price at the market close on the day before the ex-date (with no divisor adjustment). If a spun-off company is determined not to be eligible to remain in the Dow Jones U.S. Real Estate IndexSM, it will be removed after at least one day of regular way trading (with a divisor adjustment). Spinoffs are assigned the same size and style as the parent company at the time of the action. All spinoff sizes are evaluated at the next quarterly update.

Whenever possible, Dow Jones will announce changes in the Dow Jones U.S. Real Estate IndexSM at least two business days prior to their implementation date.

If an index constituent is suspended by its primary market, it may be removed from the Dow Jones U.S. Real Estate IndexSM at the discretion of the Index Committee. When this occurs, S&P Dow Jones Indices will use the best-available alternate pricing source to determine the value at which the company should be removed from the Dow Jones U.S. Real Estate IndexSM.

Float Adjustment

The Dow Jones U.S. Real Estate IndexSM is float-adjusted, meaning that the share counts used in calculating the Dow Jones U.S. Real Estate IndexSM reflect only those shares available to investors rather than all of a company’s outstanding shares. The index sponsor seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, the index sponsor excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification. In the graph, historical closing prices after the ETF began tracking the Dow Jones U.S. Real Estate Capped Index on January 25, 2021 can be found to the right of the vertical solid line marker. Closing prices to the left of the vertical solid line marker reflect the ETF closing prices before the ETF began tracking the Dow Jones U.S. Real Estate Capped Index on January 25, 2021.

Historical Performance of iShares® U.S. Real Estate ETF

* Prior to January 25, 2021, the ETF tracked the Dow Jones U.S. Real Estate IndexSM. On January 25, 2021, the ETF started tracking the Dow Jones U.S. Real Estate Capped Index. Any historical information about the performance of the ETF for any period before January 25, 2021 is during a period in which the ETF tracked a different underlying index, and therefore should not be considered information relevant to how the ETF will perform tracking the Dow Jones U.S. Real Estate Capped Index.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® Preferred and Income Securities ETF

The shares of the iShares® Preferred and Income Securities ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index it seeks to track.
●

During the period from February 1, 2019 through October 31, 2019, the ETF tracked the ICE Exchange-Listed Preferred & Hybrid Securities Transition Index (the “transition index”), which allocated exposure between the ICE US Listed Preferred Securities Index and the ICE Exchange-Listed Preferred & Hybrid Securities Index (the “new index”). From November 1, 2019, the ETF tracks in full the new index. Prior to February 1, 2019, the ETF tracked the S&P U.S. Preferred Stock IndexTM (the “prior index”).

●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the Nasdaq under the ticker symbol “PFF”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s inception date was March 26, 2007.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.48% per annum of the average daily net assets of the funds less than or equal to $46.0 billion, plus 0.456% per annum of the average daily net assets of the funds on amounts in excess of $46.0 billion, up to and including $81.0 billion, plus 0.4332% per annum of the average daily net assets of the funds on amounts in excess of $81.0 billion, up to and including $111.0 billion, plus 0.4116% per annum of the average daily net assets of the funds on amounts in excess of $111.0 billion, up to and including $141.0 billion, plus 0.391% per annum of the average daily net assets of the funds on amounts in excess of $141.0 billion. As of March 31, 2021, the average daily expense ratio of the ETF was 0.46% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended September 30, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/PFF.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective

The ETF seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the index it seeks to track. The ETF’s investment objective and the index it seeks to track may be changed without shareholder approval.

During the period from February 1, 2019 to October 31, 2019, the ETF tracked the transition index. From November 1, 2019, the ETF tracks in full the new index. See “The ICE Exchange-Listed Preferred & Hybrid Securities Transition Index” and “The ICE Exchange-Listed Preferred & Hybrid Securities Index”, respectively, below for additional information. The ETF will invest by sampling the applicable index, meaning that it will hold a broadly diversified collection of securities that, in the aggregate, approximates the applicable full index in terms of key characteristics.

The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® Preferred and Income Securities ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
BROADCOM INC	2.56%
WELLS FARGO & COMPANY SERIES L	1.71%
BANK OF AMERICA CORP	1.37%
GMAC CAPITAL TRUST I	1.22%
NEXTERA ENERGY INC	1.13%
ARCELORMITTAL	1.11%
CITIGROUP CAPITAL XIII	1.09%
DANAHER CORPORATION	1.09%
DANAHER CORPORATION	0.96%
NEXTERA ENERGY INC	0.90%
Total	13.14%

iShares® Preferred and Income Securities ETF Weighting by Sector as of April 12, 2021*

Sector	Percentage (%)
Financial Institutions	62.05%
Industrial	22.69%
Utility	14.69%
Cash and/or Derivatives	0.33%
Agency	0.24%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index it tracks. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 90% of its assets in the component securities of the index it tracks and may invest up to 10% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index it tracks, but which BFA believes will help the ETF track the index it tracks. From time to time when conditions warrant, however, the ETF may invest at least 80% of its assets in the component securities of the index it tracks and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of BlackRock Cash Funds, as well as in securities not included in the index it tracks, but which BFA believes will help the ETF track the index it tracks. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index it tracks may vary due to a variety of factors, including differences between the securities or other instruments held in the ETF’s portfolio and those included in the index it tracks, pricing differences, transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index it tracks or the need to meet with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index it tracks does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in the index it tracks in approximately the same proportions as in such index.

In the weeks leading up to February 1, 2019, the ETF may have sought to increase holdings of component securities in the transition index and/or decrease holdings of component securities in the prior index that are not included in the transition index in preparation for the index change. In connection with such positioning, the ETF may or may not have participated in any changes made to the prior index, including the rebalance of the current index. As a result, the ETF may have deviated from its investment strategy to a limited extent and the tracking error for the ETF with respect to the prior index may have widened in the weeks preceding February 1, 2019.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the prior index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date.   ETF shares: 1 year, 27.06%; 3 years, 6.36%; 5 years, 5.30%; 10 years, 5.65%; since inception, 4.63%; prior index: 1 year, 28.87%; 3 years, 7.12%; 5 years, 6.08%; 10 years, 6.35%; since ETF inception, 5.18%. Prior to February 1, 2019, the ETF tracked the prior index. During the period from February 1, 2019 to October 31, 2019, the ETF tracked the transition index.  From November 1, 2019, the ETF tracks in full the new index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

The ICE Exchange-Listed Preferred & Hybrid Securities Transition Index

The ICE Exchange-Listed Preferred & Hybrid Securities Transition Index (the “transition index”) tracked the performance of a transitional blend of the ICE US Listed Preferred Securities Index and the ICE Exchange-Listed Preferred & Hybrid Securities Index (the “new index”). At the January 31, 2019 rebalancing, the transition index had a 90% allocation to the ICE US Listed Preferred Securities Index and a 10% allocation to the new index.  Starting on February 28, 2019 the ICE US Listed Preferred Securities Index allocation was reduced in 10% increments at each monthly rebalancing, with the balance shifted to the new index, until October 31, 2019 at which point the ICE US Listed Preferred Securities Index held a zero weight and both the ICE US Listed Preferred Securities Index and the transition index were discontinued.

ICE US Listed Preferred Securities Index

The ICE US Listed Preferred Securities Index tracked the performance of U.S. dollar denominated preferred stock and convertible preferred stock publicly issued by corporations in the U.S. domestic market and listed on a U.S. exchange. Qualifying securities had to be issued in $25, $50, or $100 par/liquidation preference increments and had to have a minimum market value of $75 million to be included. In addition, qualifying securities had to have an investment grade rated country of risk (based on an average of Moody’s, S&P and Fitch foreign currency long term sovereign debt ratings). Both fixed and adjustable rate securities were included in the ICE US Listed Preferred Securities Index. Preference shares (perpetual preferred securities), American Depositary Shares/Receipts (ADS/R), domestic and Yankee trust preferreds, were included. Auction market securities, purchase units, purchase contracts, securities issued by closed-end funds and derivative instruments such as repackaged securities and credit default swaps were excluded. Securities not listed on a U.S. exchange were excluded. Exchange listed debt securities were included only if issued prior to July 31, 2013.

Convertible preferred stock had to have at least one month remaining to the final conversion date. The underlying equity of qualifying securities had to be publicly listed and actively trading. Convertible securities where the underlying is a basket of equities, and mandatory convertibles were included in the ICE US Listed Preferred Securities Index. Securities in legal default, synthetic and reverse convertibles, pay-in-kind convertibles, and convertibles with suspended or inactive underlying equities were excluded from the ICE US Listed Preferred Securities Index.

In order to qualify for the ICE US Listed Preferred Securities Index, reported trading volume for all securities issued prior to January 1, 2018 had to be at least 125,000 shares in each of the last 12 consecutive months. Securities issued from January 1, 2018 forward did not need to meet any volume criterion.

Index constituents were market capitalization weighted, provided the total allocation to an individual issuer did not exceed 10%. Issuers that exceeded the limit were reduced to 10% and the face value of each of their securities was adjusted on a pro-rata basis. Similarly, the face values of securities of all other issuers that fell below the 10% cap were increased on a pro-rata basis. In the event there were fewer than 10 issuers in the ICE US Listed Preferred Securities Index, each was equally weighted and the face values of their respective constituents were increased or decreased on a pro-rata basis.

Securities that matured, were called in full or were converted into equity remained in the ICE US Listed Preferred Securities Index until the month end rebalancing following the maturity date, mandatory conversion date or effective date of the call. The price from the maturity or call effective date until the end of the month was the redemption price for matured or called securities and the closing price on the last trading day for mandatory conversions. The face amounts of any partial calls were reduced at the rebalancing following the announcement. Accrued interest, if any, was calculated assuming next-day settlement. Cash flows from payments that were received during the month were retained in the ICE US Listed Preferred Securities Index until the end of the month and then were removed as part of the rebalancing. Cash did not earn any reinvestment income while it was held in the ICE US Listed Preferred Securities Index. Information concerning constituent prices, timing and conventions and index governance and administration is provided in the ICE BofA Bond Index Methodologies, which can be accessed on indices.theice.com. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement. The ICE US Listed Preferred Securities Index was rebalanced on the last calendar day of the month, based on information available up to and including the third business day before the last business day of the month. New issues had to settle on or before the calendar month end rebalancing date in order to qualify for the coming month. No changes were made to constituent holdings other than on month end rebalancing dates. No new constituents were added to the ICE US Listed Preferred Securities Index after the January 31, 2019 rebalancing and amounts outstanding of index constituents were not changed after that date. After January 31, 2019, securities were removed from the ICE US Listed Preferred Securities Index at each subsequent rebalancing only if they were in default, became delisted from either the NYSE or Nasdaq exchanges or their country of risk was downgraded to sub-investment grade. In addition, non-convertible securities were removed if they fell below $100 million face amount outstanding, and convertible securities were removed if they fell below $50 million face amount outstanding.

The ICE Exchange-Listed Preferred & Hybrid Securities Index

The ICE Exchange-Listed Preferred & Hybrid Securities Index (the “new index”) tracks the performance of exchange-listed U.S. dollar denominated hybrid debt, preferred stock and convertible preferred stock publicly issued by corporations in the U.S. domestic market. With the exception of preferred securities, floating rate coupon or dividend securities are excluded, but zero, step and rating-dependent coupons are included. Qualifying securities must be exchange listed and have either the Nasdaq or NYSE as their primary exchange in order to be included in the new index.

Component Selection Criteria

Corporate debt issued in $1,000 or greater par amounts must have a coupon deferral feature, at least $250 million face amount outstanding and at least 18 months to final maturity at the time of issuance to qualify. Fixed-to-floating rate securities are included provided they are callable within the fixed rate period and are at least one month from the last call prior to the date the bond transitions from a fixed to a floating rate security. Contingent capital securities (“cocos”) are excluded, but capital securities where conversion can be mandated by a regulatory authority, but which have no specified trigger, are included. Other hybrid capital securities, such as those issues that potentially convert into preference shares, those with both cumulative and noncumulative coupon deferral provisions, and those with alternative coupon satisfaction mechanisms, are also included in the new index. 144A securities (both with and without registration rights) and corporate pay-in-kind securities (including toggle notes) are included. Securities in legal default, securitized debt and eurodollar bonds (USD securities not issued in the U.S. domestic market) are excluded.

Preferred stock and notes issued in $25, $50, or $100 par/liquidation preference increments, must have a minimum amount outstanding of $100 million. In addition, qualifying securities must have an investment grade rated country of risk (based on an average of Moody’s, S&P and Fitch foreign currency long-term sovereign debt ratings). Both fixed and adjustable rate preferred stock and notes are included in the new index. Preference shares (perpetual preferred securities), American Depositary Shares/Receipts (ADS/R), domestic and Yankee trust preferreds, are included. Auction market securities, purchase units, purchase contracts, securities issued by closed end funds and derivative instruments such as repackaged securities and credit default swaps are excluded.

Convertible preferred stock must have at least $50 million face amount outstanding. The underlying equity of qualifying securities must be publicly listed and actively trading. Convertible securities where the underlying is a basket of equities, and mandatory convertibles are included in the new index. Securities in legal default, synthetic and reverse convertibles, pay-in-kind convertibles, and convertibles with suspended or inactive underlying equities are excluded from the new index.

Index constituents are market capitalization-weighted subject to certain constraints:

(i)

First, the new index is segmented into two components: an equity-like component comprised of securities ranking as preferred stock, and a debt-like component comprised of senior and subordinated interest-paying securities, including all trust preferreds. In order to be included in the new index, the equity component must have at least 13 component stocks. In order to be included in the new index, the debt component must have at least 13 non-affiliated issuers. If neither component meets this criteria then both are included.

(ii)	At least 90% of the new index must be comprised of constituents with a market capitalization of at least $75 million.

(iii)

At least 70% of the capitalization of the new index must be comprised of constituents that have had an average of 250,000 shares or $25 million traded value per month over the preceding six months, based on the average daily price over the period.

(iv)

Provided the equity component qualifies for inclusion, a single constituent is limited to 30% of the equity component, and the top five most heavily weighted constituents are limited to 65% of the equity component.

(v)

Provided the debt component qualifies for inclusion, a single constituent is limited to 30% of the debt component, and the top five most heavily weighted constituents are limited to 65% of the debt component.

(vi)	At least 75% of the debt component must be comprised of securities having a market capitalization of at least $100 million.
(vii)

At least 90% of the capitalization of the debt component must be comprised of issuers having at least $1 billion in outstanding fixed income debt that currently qualifies for inclusion in the ICE BofA Global Corporate Index or the ICE BofA Global High Yield Index. The ICE BofA Global Corporate Index tracks the performance of investment grade corporate debt publicly issued in the major domestic and Eurobond markets. The ICE BofA Global High Yield Index tracks the performance of USD, CAD, GBP and EUR denominated below investment grade corporate debt publicly issued in the major domestic or eurobond markets.

(viii)	The total allocation to an individual issuer across the entire index is limited to 4.75%.

If any of the above constraints is not met, the over-limit constituent/group is reduced to its limit on a pro-rata basis and the excess weight is redistributed to the rest of the group/new index on a pro rata basis, subject to not violating any previously satisfied limits.

Securities that mature, are called in full or are converted into equity remain in the new index until the month end rebalancing following the maturity date, mandatory conversion date or effective date of the call. The price from the maturity or call effective date until the end of the month is the redemption price for matured or called securities and the closing price on the last trading day for mandatory conversions. The face amounts of any partial calls are reduced at the rebalancing following the announcement.

Information concerning constituent bond prices, timing and conventions and index governance and administration is provided in the ICE BofA Bond Index Methodologies, which can be accessed on indices.theice.com. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Index Calculation

The daily closing index level of the new index is measured from the prior month-end index level and shows the current month-to-date return of its constituents.  The month-to-date index return is calculated by aggregating the individual constituent returns in proportion to their respective weights at the beginning of the month.

Index Maintenance

The new index is rebalanced on the last calendar day of the month, based on information available up to and including the third business day before the last business day of the month. No changes are made to constituent holdings other than on month end rebalancing dates.

Accrued interest is calculated assuming next-day settlement. Cash flows from payments that are received during the month are retained in the new index until the end of the month and then are removed as part of the rebalancing. Cash does not earn any reinvestment income while it is held in the new index.

Securities are considered in default based on their individual legal terms. In accordance with this, securities covered by a valid stand-still or forbearance agreement are not viewed in default, nor are instances where a court-appointed administration status prevents acceleration. A rating of “D” by a major rating agency is not consideration for default status.

Special Treatment for Particular Security Types

Perpetual securities – The first call date is used as the assumed final maturity for perpetual bonds when determining qualification with respect to the maturity criteria.

Treatment of security events

Type	Treatment
Full call	The security is removed at the next month-end rebalancing following the effective date of the call. The constituent price at point of removal is the price at which the security is called.

Partial call

The amount of the partial call is reduced from the constituent’s amount outstanding at the next month-end rebalancing following the call announcement, provided the announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the amount is reduced at the following month-end rebalancing.

Tender

The amount of the tender is reduced from the security’s amount outstanding at the next month-end rebalancing following the results announcement, provided that announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the amount is reduced at the following month-end rebalancing.

Repurchase/ Increase

The amount repurchased and retired is reduced from the security’s amount outstanding at the next month-end rebalancing following the call announcement, provided the announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the amount is reduced at the following month-end rebalancing. Likewise, any increase in amount outstanding due to add-on or tap issuance is added to the security’s amount outstanding at the next month-end rebalancing following the issue date, provided the issue date is on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the amount is added at the following month-end rebalancing.

Exchange

The legacy security is held in the new index until the next month-end rebalancing after the exchange announcement, provided the announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the legacy security is held in the new index until the following month-end rebalancing. The price of the legacy security between the effective date of the exchange and the month-end rebalancing date when it is removed reflects the value of the new securities if they are index eligible, or the cash value of the exchanged securities at point of exchange if they are not.

Identifier/name change

The identifier/name is updated at the next month-end rebalancing following the effective date of the identifier/name change, provided the announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the identifier/name change is made at the following month-end rebalancing.

Payment in kind	Any additional securities paid as interest or dividend are assumed received and sold at the index price (based on next-day settlement assumption) and held as cash until the next month-end rebalancing.
Sinking fund payments	The amount of any sinking fund payments is reduced from the security’s amount outstanding at the next month-end rebalancing following the scheduled sink date.
Maturity

Securities reaching maturity while an index constituent remain in the new index until the next month-end rebalancing. The security’s price between the maturity date and the next rebalancing is the redemption price.

Listing or delisting from primary exchange

The listing status of a security or its underlying equity is updated at the next month-end rebalancing following the effective date of the change, provided the announcement is made on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the listing status change is made at the following month-end rebalancing.

Default

Securities in legal default are removed at the next month-end rebalancing following the default event, provided the event occurs on or before three business days before the last business day of the month (rebalancing lock-out date). Otherwise the security is removed at the following month-end rebalancing. The security is removed from the new index at the market price on the date of removal.

Index Calculations on Weekends and Holidays

•	Weekdays on which WM Company/Reuters does not publish closing FX rates are treated as global holidays. Typical global holidays are New Years Day, Good Friday and Christmas Day.
•	Any weekday that is not a global holiday is treated as a global business day. The new index is published on global business days and the last calendar day of every month.

Date	Global Holiday
Global holiday	The new index is not published unless a global holiday falls on the last calendar day of the month. See “Calendar month-end date falls on a weekday that is a global holiday”.

Global business day	The new index data is published.
Local market holiday on a global business day	For any market that is closed on a global business day, all prices are rolled from the prior business day and the accrued interest is calculated for the new settlement date.
Calendar month-end date falls on a weekday that is a global holiday

Prices are updated for all local markets that are open and prices in all markets that are closed are rolled from the prior business day. Accrued interest is calculated for the new settlement date for all markets.

Calendar month-end date falls on a weekend	All prices are rolled from the last business day and accrued interest is calculated for the new settlement date.

Country Designation

The methodology for determining country of risk is as follows:

•	Sovereign debt (both local and foreign currency debt): the country of risk is the same as the issuing country;
•	Agency and local authority debt: the country of risk is the country in which the obligor resides;
•	Supranational debt: the country of risk is “supranational”;
•	Collateralized and securitized asset classes: the country of risk is based on the location of the underlying collateral;
•	Corporate debt: the country of risk is based on the physical location of the issuer’s operating headquarters with the following exceptions:
o

Holding company issuers are assigned a country of risk based on the location of the majority of operating assets.  If no single country represents a majority of operating assets, or if this cannot be determined, the country of risk is the issuer’s operating headquarters;

o	Bank branch issues are assigned the country of risk of the parent entity;
•	Securities with a guarantee are assigned the guarantor’s country of risk;
•	For indirect corporate and government issuers such as Sukuks and loan participation notes, the country of risk is based on the obligor; and

Convertible securities are assigned the country of risk of the underlying equity.  The equity country of risk is assigned in the same manner as corporate debt, as described above.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification. In the graph, historical closing prices after the ETF began tracking the new index on November 1, 2019 can be found to the right of the vertical solid line marker. Closing prices to the left of the vertical solid line marker reflect the ETF closing prices before the ETF began tracking the new index on November 1, 2019.

Historical Performance of iShares® Preferred and Income Securities ETF

* Prior to February 1, 2019, the ETF tracked the S&P U.S. Preferred Stock IndexTM. During the period from February 1, 2019 through October 31, 2019, the ETF tracked the ICE Exchange-Listed Preferred & Hybrid Securities Transition Index. From November 1, 2019, the ETF tracks in full the ICE Exchange-Listed Preferred & Hybrid Securities Index. Any historical information about the performance of the ETF for any period before November 1, 2019 will be during a period in which the ETF tracked a different underlying index, and therefore should not be considered information relevant to how the ETF will perform tracking the ICE Exchange-Listed Preferred & Hybrid Securities Index.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

iShares® Nasdaq Biotechnology ETF

The shares of the iShares® Nasdaq Biotechnology ETF (the “ETF”) are issued by iShares, Inc. (the “company”). The company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the ETF is one.

●	The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq Biotechnology Index (the “index”).
●	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
●	The ETF’s shares trade on the Nasdaq under the ticker symbol “IBB”.
●	The company’s SEC CIK Number is 0000930667.
●	The ETF’s inception date was February 5, 2001.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund corresponding to the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”) as follows: 0.48% per annum of the aggregate net assets of the funds less than or equal to $121 billion, plus 0.456% per annum of the aggregate net assets of the funds on amounts in excess of $121 billion, up to and including $181 billion, plus 0.4332% per annum of the aggregate net assets of the funds on amounts in excess of $181 billion, up to and including $231 billion, plus 0.4116% per annum of the aggregate net assets of the funds on amounts in excess of $231 billion, up to and including $281 billion, plus 0.3910% per annum of the aggregate net assets in excess of $281 billion. As of March 31, 2021, the expense ratio of the ETF was 0.46% per annum.

For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended September 30, 2020) and other information the company files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents and the iShares® website at us.ishares.com/product_info/fund/overview/IBB.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

The following table displays the top holdings and weightings by industry sector of the ETF. (Sector designations are determined by the ETF sponsor using criteria it has selected or developed. Index and ETF sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices or ETFs with different sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices or ETFs.) We obtained the information in the tables below from the ETF website without independent verification.

iShares® Nasdaq Biotechnology ETF Top Ten Holdings as of April 12, 2021

ETF Stock Issuer	Percentage (%)
AMGEN INC	9.48%
GILEAD SCIENCES INC	7.02%
ILLUMINA INC	5.03%
MODERNA INC	4.81%
VERTEX PHARMACEUTICALS INC	4.80%
REGENERON PHARMACEUTICALS INC	4.30%
BIOGEN INC	3.46%
ALEXION PHARMACEUTICALS INC	2.92%
SEAGEN INC	2.20%
ASTRAZENECA ADR REPRESENTING .5 PL	1.96%
Total	45.98%

iShares® Nasdaq Biotechnology ETF Weighting by Sector as of April 12, 2021*

Sector	Percentage (%)
Biotechnology	78.43%
Pharmaceuticals	11.07%
Life Sciences Tools & Services	8.82%
Health Care Services	1.49%
Health Care Distributors	0.08%
Cash and/or Derivatives	0.11%
Total	100.00%

* Percentages may not sum to 100% due to rounding.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The ETF may invest the remainder of its assets in other securities, including securities not in the index, but which BFA believes will help the ETF track the index. The ETF may also invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to the index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. Also, the ETF may lend securities representing up to one-third of the value of the ETF's total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s value of a security at the time of calculation of the ETF’s net asset value), differences in transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the shareholders, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 39.90%; 3 years, 12.40%; 5 years, 11.88%; 10 years, 16.48%; since inception, 7.94%; index: 1 year, 40.13%; 3 years, 12.73%; 5 years, 12.20%; 10 years, 16.80%; since ETF inception, 8.28%.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

The Nasdaq Biotechnology Index

The Nasdaq Biotechnology Index® (the “index”) is designed to measure the performance of a set of Nasdaq-listed biotechnology and pharmaceutical companies. The Nasdaq Biotechnology Index is calculated using a modified market capitalization-weighted methodology. The Nasdaq Biotechnology Index is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“index sponsor”). The base date for the Nasdaq Biotechnology Index is November 1, 1993, with a base value of 200.00, as adjusted. We have derived all information contained in this index supplement regarding the Nasdaq Biotechnology Index from publicly available information. Additional information about the Nasdaq Biotechnology Index is available on the following website: indexes.nasdaqomx.com/Index/Overview/NBI. We are not incorporating by reference the website or any material it includes in this index supplement.

As of April 12, 2021, 74.42% of the securities included in the Nasdaq Biotechnology Index were classified into the Biotechnology sector and 25.58% of the securities included in the Nasdaq Biotechnology Index were classified into the Pharmaceuticals sector. (Sector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.)

The top ten constituent stocks of the Nasdaq Biotechnology Index as of April 12, 2021, by weight, are: Amgen Inc. (9.49%), Gilead Sciences Inc. (7.03%), Illumina Inc. (5.03%), Moderna Inc. (4.82%), Vertex Pharmaceuticals Inc. (4.80%), Regeneron Pharmaceuticals Inc. (4.30%), Biogen Inc. (3.46%), Alexion Pharmaceuticals, Inc. (2.93%), Seagen Inc. (2.20%), and Astrazeneca ADR Representing .5 PL (1.96%).

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares, shares of beneficial interest and limited partnership interests. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the "issuer" are references to the underlying security and the total shares outstanding (“TSO”) is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of a security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. There is no geographic eligibility criterion.

The security must be classified under the Biotechnology Subsector or Pharmaceuticals Subsector according to the Industry Classification Benchmark, a product of FTSE International Limited that is licensed for this use.

Each security must have a minimum market capitalization of $200 million. Each security must have a minimum average daily trading volume of 100,000 shares (measured from the start of the year up to the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date, and includes that month. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Index Calendar

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq Biotechnology Index is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq Biotechnology Index rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December.

Constituent Selection

All securities that meet the applicable security eligibility criteria are included in the Nasdaq Biotechnology Index.

Constituent Weighting

Constituent Weighting Scheme

The Nasdaq Biotechnology Index is a modified market capitalization-weighted index.

Constituent Weighting Process

The Nasdaq Biotechnology Index employs a two-stage weight adjustment scheme.

Index securities’ initial weights are determined by dividing each index security’s market capitalization by the aggregate market capitalization of all index securities.

Stage 1. Initial index weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No index security weight may exceed 8%.

Stage 2. Stage 1 weights are adjusted to meet the following Stage 2 constraints, producing the final weights:

•	For index securities with the five largest market capitalizations, Stage 1 weights are maintained.
•	For all other index securities, no weight may exceed 4%.

The final weights meet the following constraints:

•	No index security weight may exceed 8% of the Nasdaq Biotechnology Index; five may exceed 4%.

Calculation of the Total Return of the Nasdaq Biotechnology Index

The ETF tracks the performance of the “total return” version of the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index is a modified market capitalization weighted index. The value of the Nasdaq Biotechnology Index equals the index market value divided by the index divisor. The overall index market value is the aggregate of each index security’s market value, as may be adjusted for any corporate actions. An index security’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the Nasdaq Biotechnology Index. In other words, the value of the Nasdaq Biotechnology Index is equal to (i) for each index security included in the Nasdaq Biotechnology Index, the sum of the products of (a) the number of shares of the index security included in the Nasdaq Biotechnology Index multiplied by (b) such security’s last sale price (adjusted for corporate actions, if any), divided by (ii) the divisor of the Nasdaq Biotechnology Index.

In calculating the Nasdaq Biotechnology Index, the divisor serves the purpose of scaling the aggregate value of each index share weight multiplied by such stock’s last sale price to a lower order of magnitude which is more desirable for index reporting purposes. The index divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq Biotechnology Index divided by (ii) the previous day index value.

The total return index reinvests cash dividends on the ex-date. The total return index was synchronized to the value of the price return index at the close on September 24, 2003.

If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where the Nasdaq Stock Market is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed..

Index Maintenance

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security has or will undergo a fundamental alteration that would make it ineligible for index inclusion, the index security is removed as soon as practicable and is not replaced.

Such alterations may include:

•	A listings switch to an ineligible index exchange.
•	Merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Nasdaq Biotechnology Index.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Replacement Policy

Index securities are not replaced in the Nasdaq Biotechnology Index outside of the index reconstitution.

Addition Policy

Index securities may not be added to the Nasdaq Biotechnology Index outside of the index reconstitution.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq Biotechnology Index.

At the quarterly rebalancing, no changes are made to the Nasdaq Biotechnology Index from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Special Cash Dividends

A special cash dividend is a cash payment by the issuer of the index security to shareholders that the issuer does not consider to be part of its regular dividend paying cycle. A dividend is considered special in the Nasdaq Biotechnology Index if the information provided by the vendor or the index exchange indicates that the dividend is special. Other nomenclature for a special dividend may include but not be limited to extra, extraordinary, non-recurring, one-time, unusual, etc.

The start of day price of the index security is adjusted downward for the amount of the special cash dividend with no adjustment to the index shares resulting in a change to the divisor.

Return of Capital

A return of capital is a cash distribution paid from the company’s capital surplus rather than its net income or retained earnings. For the purposes of index calculation, Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits with the company’s regular pattern of dividend payments, or if the payment appears to be extraordinary in nature.

Liquidation Distributions

A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.

Stock Split / Stock Dividend / Bonus Issue

A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend

An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq Biotechnology Index before the stock dividend unless otherwise indicated.

Optional Dividend

An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation

A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue

An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable rights offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-renounceable rights offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out-ofthe money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security

An issuer may distribute shares of a different class or class of shares of another existing company to shareholders of the index security.

The price of the index security will be adjusted downward to reflect the value of the distribution. The value of the distribution is calculated as the last sale price of the distributed security multiplied by the distribution ratio and no adjustment will be made to the index shares. This will result in a divisor adjustment.

Spin-offs

A spin-off or de-merger occurs when an issuer (the parent) “spins off” a business it owns into a separate new issuer (the spinco). The spinco takes assets, intellectual property, technology, and/or existing products from the parent and forms its own company. Shares of the spinco are distributed to the shareholders of the parent at a ratio established by the parent. It is expressed as the ratio of new shares in the spinco to the existing shares in the parent.

If the parent is an index security and there is a when-issued market for the spinco, the price of the parent is adjusted downward for the value of the spinco. The value of the spinco is calculated as the spin-off ratio multiplied by the when-issued last sale price of the spinco. There is no adjustment to the index shares of the parent. This will result in a divisor adjustment. The spinco is not added to the Nasdaq Biotechnology Index.

If there is no when-issued market for the spinco, then no price or index share adjustment is made to the index security. The spinco is not added to the Nasdaq Biotechnology Index.

Tracking Stocks

A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.

Mergers & Acquisitions (M&A)

A merger/acquisition is the combination of two (or more) companies into one larger company, involving an exchange of stock and/or cash payment to the shareholders of the acquired company.

If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter.

When the acquiring company is an index security, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Additions / Deletions

The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq Biotechnology Index at their last sale price on the day prior to the effective date of the change.

Halted Securities

If an index security, at the time of its removal from the Nasdaq Biotechnology Index, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq Biotechnology Index but prior to the time the official closing value of the Nasdaq Biotechnology Index is disseminated.

Index Share and TSO Changes

A security’s index shares may change as a result of events other than those corporate actions/events noted above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Bankruptcy

In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from their respective indexes, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq Biotechnology Index at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.

Sanctions

Generally, Nasdaq Indices will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq Biotechnology Index.

Other sanctions programs are more selective, and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure index and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq Biotechnology Index, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly, and reviews items including, but not limited to, pending corporate actions that may affect index constituents, statistics comparing the composition of the indexes to the market, companies that are being considered as candidates for addition to an index, and any significant market events.

Discretionary Adjustment

The index methodology was created by Nasdaq to achieve the aforementioned objective of measuring the underlying purpose of the Nasdaq Biotechnology Index. Any deviations from the index methodology are made in the sole judgment and discretion of Nasdaq so that the Nasdaq Biotechnology Index continues to achieve its objective.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. The daily historical closing prices in the graph below have been adjusted for a 3-for-1 stock split that became effective after the market close on November 30, 2017. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® Nasdaq Biotechnology ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

SPDR® S&P® Oil & Gas Exploration & Production ETF

The shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “ETF”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.

●	The ETF seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Oil & Gas Exploration & Production Select Industry Index (the “index”).
●	The ETF’s investment advisor is SSGA Funds Management, Inc. (“SSGA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “XOP”.
●	The trust’s SEC CIK Number is 0001064642.
●	The ETF’s inception date was June 19, 2006.
●	The ETF’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the SPDR® website without independent verification. SSGA is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets at an annual rate of 0.35% of the average daily net assets of the ETF. From time to time, SSGA may waive all or a portion of its fee, although it does not currently intend to do so. SSGA pays all expenses of the ETF other than the management fee, brokerage expenses, taxes, interest, fees and expenses of the independent trustees (including any trustee’s counsel fees), litigation expenses, acquired fund fees and expenses and other extraordinary expenses. As of March 31, 2021, the gross expense ratio of the ETF was 0.35% per annum.

For additional information regarding the trust or SSGA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended December 31, 2020) and other information the trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at ssga.com/us/en/individual/etfs/funds/spdr-sp-oil-gas-exploration-production-etf-xop. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the index. The ETF uses a representative sampling strategy to try to achieve its investment objective, which means that the ETF is not required to purchase all of the securities represented in the index. Instead, the ETF may purchase a subset of the securities in the index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the index. Under normal market conditions, the ETF generally invests substantially all, but at least 80%, of its total assets in the securities comprising the index. The ETF will provide shareholders with at least 60 days’ notice prior to any change in this 80% investment policy. In addition, the ETF may invest in equity securities not included in the index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA). Futures contracts (a type of derivative instrument) may be used by the ETF in seeking performance that corresponds to the index and in managing cash flows. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF. For example, the ETF may make larger than normal investments in derivatives to maintain exposure to the index if it is unable to invest directly in a component security.

The board may change the ETF’s investment strategy, index and other policies without shareholder approval. The board may also change the ETF’s investment objective without shareholder approval.

The ETF’s Holdings and Industrial Sector Classifications

The ETF holds stocks of companies in the oil and gas exploration and production segment of the S&P Total Market Index. As of April 12, 2021, the ETF held stocks of companies in the following sub-industries (with their corresponding weights in the ETF): oil & gas exploration & production (65.19%); oil & gas refining & marketing (26.32%) and integrated oil & gas (8.48%).

As of April 12, 2021, the top ten constituents of the ETF and their relative weights in the ETF were as follows: Hess Corporation (3.28%); EOG Resources Inc. (3.05%); Cimarex Energy Corporation (3.03%); Chevron Corporation (2.98%); Marathon Petroleum Corporation (2.95%); Southwestern Energy Company (2.94%); Devon Energy Corporation (2.94%); Cabot Oil & Gas Corporation (2.94%); Diamondback Energy Inc. (2.94%) and EQT Corporation (2.92%).

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index, and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions. SSGA may attempt to track the index return by investing in fewer than all of the securities in the index, or in some securities not included in the index, potentially increasing the risk of divergence between the ETF’s return and that of the index.

As of March 31, 2021, the SPDR® website gave the following performance figures for the market value return of the ETF’s shares (which is based on the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the ETF are listed for trading, as of the time that the ETF's NAV is calculated, and is before tax) and the index return (in each case on an annualized basis):

Period	1 year	3 years	5 years	10 years	Since inception*
ETF's shares	153.43%	-15.21%	-6.38%	-9.75%	-2.36%
Index	153.53%	-15.14%	-6.21%	-9.68%	-2.22%

*June 19, 2006.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries. By focusing its investments in a particular industry or sector, financial, economic, business, and other developments affecting issuers in that industry, market, or economic sector will have a greater effect on the ETF than if it had not focused its assets in that industry, market, or economic sector, which may increase the volatility of the ETF.

Share Prices and the Secondary Market

The trading prices of shares of the ETF will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading prices of the ETF’s shares may differ (and may deviate significantly during periods of market volatility) from the ETF’s daily net asset value. In addition, the issuance or redemption of ETF shares to or from certain institutional investors, which are done only in large blocks of at least 50,000, may cause temporary dislocations in the market price of the shares.

The Index

The S&P Oil & Gas Exploration & Production Select Industry Index (Bloomberg symbol, “SPSIOPTR Index”) is managed by S&P Dow Jones Indices LLC (“S&P”) and is a modified equal-weighted index that is designed to measure the performance of stocks in the S&P Total Market Index that both (i) are classified under the Global Industry Classification Standard (“GICS®”) in the integrated oil & gas, oil & gas exploration & production and oil & gas refining & marketing sub-industries and (ii) satisfy certain liquidity and market capitalization requirements. The S&P Total Market Index tracks all eligible U.S. common stocks listed on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX). The index is one of the 21 sub-industry sector indices S&P maintains that are derived from a portion of the stocks comprising the S&P Total Market Index. An equal-weighted index is one where every stock, or company, has the same weight in the index. As such, the index must be rebalanced from time to time to re-establish the proper weighting.

Eligibility for Inclusion in the Index

Selection for the index is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. In addition, only U.S. companies are eligible for inclusion in the index. GICS® classifications are determined by S&P using criteria it has selected or developed. Index and classification system sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

To qualify for membership in the index, at each quarterly rebalancing a stock must satisfy the following criteria: (i) be a member of the S&P Total Market Index; (ii) be assigned to the integrated oil & gas, oil & gas exploration & production or oil & gas refining and marketing sub-industry; and (iii) meet one of the following float-adjusted market capitalization (FAMC) and float-adjusted liquidity ratio (FALR) requirements: (a) be a current constituent of the index and have a FAMC greater than or equal to $300 million and have a FALR greater than or equal to 50%; (b) have an FAMC greater than or equal to $500 million and a FALR greater than or equal to 90%; or (c) have an FAMC greater than or equal to $400 million and a FALR greater than or equal to 150%. The FALR is defined as the dollar value traded over the previous 12 months divided by the FAMC as of the index’s rebalancing reference date.

All stocks in the related GICS® sub-industries satisfying the above requirements are included in the index and, the total number of stocks in the index should be at least 35. If there are fewer than 35 stocks in the index, the market capitalization requirements may be relaxed to reach at least 22 stocks.

With respect to liquidity, the length of time to evaluate liquidity is reduced to the available trading period for companies that recently became public or companies that were spun-off from other companies, the stocks of which therefore do not have 12 months of trading history.

Current Composition of the Index

As of April 12, 2021, the index held stocks of companies in the following sub-industries (with their corresponding weights in the ETF): oil & gas exploration & production (65.19%); oil & gas refining & marketing (26.32%) and integrated oil & gas (8.48%).

As of April 12, 2021, the top ten constituents of the index and their relative weights in the index were as follows: Hess Corporation (3.29%); EOG Resources Inc. (3.05%); Cimarex Energy Corporation (3.03%); Chevron Corporation (2.98%); Marathon Petroleum Corporation (2.95%); Southwestern Energy Company (2.95%); Devon Energy Corporation (2.95%); Cabot Oil & Gas Corporation (2.95%); Diamondback Energy Inc. (2.94%) and EQT Corporation (2.93%).

Calculation of the Total Return of the Index

The ETF tracks the performance of the “total return” version of the index. The total return calculation begins with the price return of the index. The price return index is calculated as the index market value divided by the divisor. In an equal-weighted index like the index, the market capitalization of each stock used in the calculation of the index market value is redefined so that each stock has an equal weight in the index on each rebalancing date. The adjusted market capitalization for each stock in the index is calculated as the product of the stock price, the number of shares outstanding, the stock’s float factor and the adjustment factor.

A stock’s float factor refers to the number of shares outstanding that are available to investors. S&P indices exclude shares closely held by control groups from the index calculation because such shares are not available to investors. For each stock, S&P calculates an Investable Weight Factor (IWF) which is the percentage of total shares outstanding that are included in the index calculation.

The adjustment factor for each stock is assigned at each rebalancing date and is calculated by dividing a specific constant set for the purpose of deriving the adjustment factor (often referred to as modified index shares) by the number of stocks in the index multiplied by the float adjusted market value of such stock on such rebalancing date.

Adjustments (i.e., modifications) are also made to ensure that no stock in the index will have a weight that exceeds the value that can be traded in a single day for a theoretical portfolio of $2 billion. Theoretical portfolio values are reviewed annually and any updates are made at the discretion of the index committee, as defined below. The maximum basket liquidity weight for each stock in the index will be calculated using the ratio of its three-month median daily value traded to the theoretical portfolio value of $2 billion. Each stock’s weight in the index is then compared to its maximum basket liquidity weight and is set to the lesser of (1) its maximum basket liquidity weight or (2) its initial equal weight. All excess weight is redistributed across the index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in the index has a weight greater than 4.5%. No further adjustments are made if the latter step would force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. If the index contains exactly 22 stocks as of the rebalancing effective date, the index will be equally weighted without basket liquidity constraints.

If a company has more than one share class line in the S&P Total Market Index, such company will be represented once by the designated listing (generally the share class with both (i) the highest one-year trading liquidity as defined by median daily value traded and (ii) the largest FAMC). S&P reviews designated listings on an annual basis and any changes are implemented after the close of the third Friday in September. The last trading day in July is used as the reference date for the liquidity and market capitalization data in such determination. Once a listed share class line is added to the index, it may be retained in the index even though it may appear to violate certain constituent addition criteria. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line will be considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

The index is calculated by using the divisor methodology used in all S&P equity indices. The initial divisor was set to have a base value of 1,000 on December 17, 1999. The index level is the index market value divided by the index divisor. In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing. Therefore, the divisor (after rebalancing) equals the index market value (after rebalancing) divided by the index value before rebalancing. The divisor keeps the index comparable over time and is one manipulation point for adjustments to the index, which we refer to as maintenance of the index.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Dividends are reinvested in the index after the close on the ex-date for such dividend. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next, the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

The composition of the index is reviewed quarterly. Rebalancing occurs after the closing of the relevant U.S. trading markets on the third Friday of the month ending that quarter. The reference date for additions and deletions is after the closing of the last trading day of the previous month. Closing prices as of the second Friday of the last month of the quarter are used for setting index weights. Existing stocks in the index are removed at the quarterly rebalancing if either their FAMC falls below $300 million or their FALR falls below 50%. A stock will also be deleted from the index if the S&P Total Market Index deletes that stock. Stocks are added between rebalancings only if a company deletion causes the number of stocks in the index to fall below 22. The newly added stock will be added to the index at the weight of the deleted stock. If the stock was deleted at $0.00, the newly added stock will be added at the deleted stock’s previous day’s closing value (or the most immediate prior business day that the deleted stock was not valued at $0.00) and an adjustment to the divisor will be made (only in the case of stocks removed at $0.00). At the next rebalancing, the index will be rebalanced based on the eligibility requirements and equal-weight methodology discussed above.

In the case of GICS® changes, where a stock does not belong to the oil & gas exploration & production sub-industry or another qualifying sub-industry after the classification change, it is removed from the index on the next rebalancing date. In the case of a spin-off, the spin-off company will be added to the index at a zero price after the close of trading on the day before the ex-date. In general and subject to certain exceptions, both the parent company and spin-off companies will remain in the index until the next index rebalancing. In the case of a merger involving two index constituents, the merged entity will remain in the index provided that it meets all general eligibility requirements.  The merged entity will be added to the index at the weight of the stock deemed to be the surviving stock in the transaction. The surviving stock will not experience a weight change and its subsequent weight will not be equal to that of the pre-merger weight of the merged entities.

Adjustments are made to the index in the event of certain corporate actions relating to the stocks included in the index, such as spin-offs, rights offerings, stock splits and special dividends, as specified below.

The table below summarizes the types of index maintenance adjustments:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Spin-Off

In general and subject to certain exceptions, both the parent stock and spin-off stocks will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index.

No
Rights Offering

Price is adjusted to equal (i) price of parent company minus (ii) price of rights subscription divided by the rights ratio. Index shares change so that the company’s weight remains the same as its weight before the rights offering.

No
Stock split (e.g., 2-for-1), stock dividend or reverse stock split	Index shares multiplied by split factor (i.e., 2); stock price divided by split factor (i.e., 2)	No
Share issuance or share repurchase	None.	No
Special dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Index Committee

The Americas Thematic and Strategy Index Committee (the “index committee”) maintains the index and consists of full-time professional members of S&P staff. At regular meetings, the index committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for additions to the index and any significant market events.  The index committee may also revise index policy, such as the rules for selecting constituents, the treatment of dividends, share counts or other matters.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. The daily historical closing prices for the ETF in the graph below have been adjusted for a 1-for-4 reverse stock split that became effective before the market open on March 30, 2020. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of SPDR® S&P® Oil and Gas Exploration & Production ETF

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The offered notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the offered notes.

SPDR® Gold Trust

The SPDR® Gold Trust (the “trust”) issues SPDR® Gold Shares, which represent units of fractional undivided beneficial interest in and ownership of the trust (the “shares”). The trust holds gold bars and intends for its shares to reflect the performance of the price of gold bullion minus the trust’s expenses and fees. The shares trade under the ticker symbol “GLD” on the NYSE Arca.

We have derived all information regarding the trust and the shares contained in this index supplement from publicly available information without independent verification. For additional information regarding the trust, please consult the reports (including the annual report on Form 10-K for the fiscal year ended September 30, 2020) and other information the trust files with the SEC. Information filed by the SPDR® Gold Trust with the SEC electronically can be reviewed through a website maintained by the SEC at sec.gov and can be located by reference to SEC CIK number 0001222333. Additional information regarding the trust may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® Gold Shares website at spdrgoldshares.com. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

The Trust

The SPDR® Gold Trust is an investment trust, formed on November 12, 2004, that holds gold bars and is expected from time to time to issue blocks of 100,000 trust shares (called baskets) in exchange for deposits of gold and to distribute gold in connection with redemptions of baskets.

The trust’s sponsor is World Gold Trust Services, LLC, a Delaware limited liability company, which is wholly-owned by the World Gold Council, a not-for-profit association registered under Swiss law. The sponsor established the trust and generally oversees the performance of the trustee and the trust’s principal service providers, but does not exercise day-to-day oversight. The sponsor may remove the trustee and appoint a successor in certain circumstances.

The trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The trustee is generally responsible for the day-to-day administration of the trust. This includes selling the trust’s gold as needed to pay the trust’s expenses (gold sales are expected to occur approximately monthly in the ordinary course), calculating the net asset value (“NAV”) of the trust and the NAV per trust share, receiving and processing orders from authorized participants to create and redeem baskets and coordinating the processing of such orders with the custodian and The Depository Trust Company and monitoring the custodian. The trustee determines the NAV of the trust on each day that the NYSE Arca is open for regular trading, at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the London Bullion Market Association (the “LBMA”), administered by the ICE Benchmark Administration, which starts at 3:00 PM London, England time (known as the “LBMA Gold Price PM”), or (ii) 12:00 PM New York time. The LBMA Gold Price is determined by participants in a physically settled, electronic and tradable auction. The LBMA Gold Price replaced the previously established London PM Gold Fix on March 20, 2015. The NAV of the trust is the aggregate value of the trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the trust’s NAV, the trustee values the gold held by the trust based on the LBMA Gold Price PM for an ounce of gold. The trustee also determines the NAV per trust share.

The custodian is HSBC Bank plc. The custodian is responsible for the safekeeping of the trust’s gold bars transferred to it in connection with the creation of baskets. The custodian also facilitates the transfer of gold in and out of the trust through gold accounts it maintains for authorized participants and the trust. The custodian is a market maker, clearer and approved weigher under the rules of the LBMA. If any subcustodian which holds gold on a temporary basis does not exercise due care in the safekeeping of the trust’s gold bars, the ability of the trustee or the custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or other applicable law. If the trustee’s or the custodian’s recourse against the subcustodian is so limited, the trust may not be adequately compensated for the loss.

Shareholders of the trust have no voting rights, except in limited circumstances. Shareholders holding at least 66 2/3% of the shares outstanding may vote to remove the trustee. The trustee may terminate the trust upon the agreement of shareholders owning at least 66 2/3% of the outstanding shares. In addition, certain amendments to the trust indenture require 51% or unanimous consent of the shareholders.

The trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under that act. The trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936 (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”). The trust is not a commodity pool for purposes of the CEA, and none of the sponsor, the trustee or the marketing agent, State Street Global Advisors Funds Distributors, LLC, is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the shares.

Investment Objective

The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The sponsor believes that, for many investors, the shares represent a cost-effective investment in gold. The sponsor intends the shares to offer investors an opportunity to participate in the gold market through an investment in securities without the logistics of buying, storing and insuring gold. The trust has no fixed termination date and will terminate upon the occurrence of a termination event listed in the trust indenture.

The trust indenture provides for distributions to shareholders in only two circumstances. First, if the trustee and the sponsor determine that the trust’s cash account balance exceeds the anticipated expenses of the trust for the next 12 months and the excess amount is more than $0.01 per share outstanding, they shall direct the excess amount to be distributed to the shareholders. Second, if the trust is terminated and liquidated, the trustee will distribute to the shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the trustee shall determine. Shareholders of record on the record date fixed by the trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Creation and Redemption of the Shares of the Trust

The trust creates and redeems its shares from time to time, but only in one or more baskets (a basket equals a block of 100,000 trust shares). The creation and redemption of baskets requires the delivery to the trust or the distribution by the trust of the amount of gold and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of trust shares included in the baskets being created or redeemed. The initial amount of gold required for deposit with the trust to create shares for the period from the formation of the trust to the first day of trading of the trust shares on the NYSE was 10,000 ounces per basket. The number of ounces of gold required to create a basket or to be delivered upon the redemption of a basket gradually decreases over time, due to the accrual of the trust’s expenses and the sale of the trust’s gold to pay the trust’s expenses. Baskets may be created or redeemed only by an authorized participant, which is a person who is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, is a participant in the Depository Trust Company system, has entered into an agreement with the sponsor and the trustee which provides the procedures for the creation and redemption of baskets and for the delivery of the gold and any cash required for such creations and redemptions and has established an unallocated gold account with the custodian. Authorized participants pay a transaction fee for each order to create or redeem baskets and may sell the shares included in the baskets they create to other investors.

Termination Events

The sponsor may direct the trustee to terminate the trust if the CFTC determines that the trust is a commodity pool under the CEA. The trustee may also terminate the trust upon the agreement of trust shareholders owning at least 66⅔% of the outstanding trust shares.

In addition, the trustee will terminate and liquidate the trust if one of the following events occurs:

●	The Depository Trust Company, the securities depository for the shares of the trust, is unwilling or unable to perform its functions under the trust indenture and no suitable replacement is available;
●

The shares of the trust are de-listed from the NYSE Arca and are not listed for trading on another U.S. national securities exchange or through the Nasdaq Stock Market within five business days from the date the shares of the trust are de-listed;

●	The NAV of the trust remains less than $50 million for a period of 50 consecutive business days;
●	The sponsor resigns or is unable to perform its duties or becomes bankrupt or insolvent and the trustee has not appointed a successor and has not itself agreed to act as sponsor;
●	The trustee resigns or is removed and no successor trustee is appointed within 60 days;
●	The custodian resigns and no successor custodian is appointed within 60 days;
●	The sale of all of the trust’s assets;
●	The trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust; or
●	The maximum period for which the trust is allowed to exist under New York law ends.

Upon the termination of the trust, the trustee will, within a reasonable time after the termination of the trust, sell the trust’s gold bars and, after paying or making provision for the trust’s liabilities, distribute the proceeds to the shareholders of the trust.

Valuation of Gold and NAV

As of 3:00 PM London time on each day that the NYSE Arca is open for regular trading or, if no LBMA Gold Price PM is determined at 3:00 PM London time on such day or the LBMA Gold Price PM has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day, the trustee values the gold held by the trust and determines both the adjusted NAV and the NAV of the trust. The trustee values the trust’s gold on the basis of that day’s LBMA Gold Price PM or, if no LBMA Gold Price PM is determined on such day or has not been announced by the valuation time, the next most recent LBMA Gold Price (AM or PM) determined prior to that time is used, unless the trustee, in consultation with the sponsor, determines that such price is inappropriate as a basis for valuation. In the event the trustee and the sponsor determine that the LBMA Gold Price PM or last prior LBMA Gold Price (AM or PM) is not an appropriate basis for valuation of the trust’s gold, they shall identify an alternative basis for such valuation to be employed by the trustee. Once the value of the gold has been determined, the trustee subtracts all estimated accrued fees (other than the fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust or the custody fees accruing for the evaluation day which are based on the value of the gold held by the trust), expenses and other liabilities of the trust from the total value of the gold and all other assets of the trust (other than any amounts credited to the trust’s reserve account, if established). The resulting figure is the adjusted NAV of the trust. The adjusted NAV of the trust is used to compute the fees of the sponsor, the trustee and the marketing agent. To determine the trust’s NAV, the trustee subtracts the amount of estimated accrued fees accruing for the evaluation day which are computed by reference to the adjusted NAV of the trust and to the value of the gold held by the trust from the adjusted NAV of the trust. The resulting figure is the NAV of the trust. The trustee also determines the NAV per trust share by dividing the NAV of the trust by the number of the trust shares outstanding as of the close of trading on NYSE Arca (which includes the net number of any trust shares created or redeemed on such evaluation day).

The shares may trade at, above or below the NAV per share. The NAV per share fluctuates with changes in the market value of the trust’s assets. The trading price of the shares fluctuates in accordance with changes in the NAV per share as well as market supply and demand.

Expenses and Fees

The trust’s only recurring fixed expense is the sponsor’s fees which accrue daily at an annual rate equal to 0.40% of the daily NAV. In exchange for the sponsor’s fee, the sponsor has agreed to pay all ordinary fees and expenses of the trust (which include the fees and expenses of the trustee and the fees and expenses of the custodian for the custody of the trust’s gold bars), the fees and expenses of the sponsor, certain taxes, the fees of the marketing agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses. In order to pay the trust’s expenses, the trustee sells gold held by the trust on an as needed basis. Each sale of gold by the trust is a taxable event to shareholders of the trust.

Additionally, if the trust incurs unforeseen expenses that cause the total ordinary expenses of the trust to exceed 0.70% per year of the daily adjusted NAV of the trust, the ordinary expenses will accrue at a rate greater than 0.40% per year of the daily adjusted NAV of the trust, even after the sponsor and the marketing agent have completely waived their combined fees of 0.30% per year of the daily adjusted NAV of the trust.

The trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.02% of the adjusted NAV of the trust, subject to a minimum fee of $500,000 and a maximum fee of $2,000,000 per year. The custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the trust and 0.06% of the average daily aggregate value of all gold held in the trust in excess of 4.5 million ounces.

Understanding the LBMA Gold Price

Although the market for physical gold is global, most over the counter market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

ICE Benchmark Administration (“IBA”), on behalf of the LBMA, has assumed responsibility for establishing the LBMA Gold Price as of March 20, 2015.  In April 2017, the IBA introduced central clearing to the gold auction. Central clearing removes the need for firms to have large bilateral credit lines in place with each other in order to become a direct participant. This opens up the auction to a broader cross section of the market and also facilitates greater volume in the auction.

IBA operates electronic auctions for spot, unallocated Loco London gold (gold bullion that is physically held in London), providing a market-based platform for buyers and sellers to trade. The auctions are run at 10:30am and 3:00pm London time. The final auction price is published to the market as LBMA Gold Price AM and LBMA Gold Price PM.

The price formation for the gold auction is in USD only. The final price is converted into the benchmark in other currencies including: Australian Dollars; British Pounds, Canadian Dollars, Euros, Onshore and Offshore Yuan, Indian Rupees, Japanese Yen, Malaysian Ringgit, Russian Rubles, Singapore Dollars, South African Rand, Swiss Francs, New Taiwan Dollars, Thai Baht and Turkish Lira. The benchmarks in other currencies are not tradeable directly through the auction.

The methodology is reviewed by the Precious Metals Oversight Committee as documented in its Terms of Reference. The frequency of reviews is set by the Oversight Committee through its Calendar of Agenda Items.

The auctions run in rounds of 30 seconds. At the start of each round, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen and the system checks to see if the difference between buying and selling (the imbalance) is within the imbalance threshold (normally 10,000 oz. for gold).

If the imbalance is outside of the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished and the price is set. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in) and the net volume for each participant trades at the final price. The final price is then published as the LBMA Gold Price in US Dollars and also converted into the benchmarks in other currencies using foreign exchange rates from when the final round ended.

The prices during the auction are determined by an algorithm that takes into account current market conditions and the activity in the auction. Each auction is actively supervised by IBA staff.

If the IBA discovers an error during an auction round, the auction round could be stopped and restarted. If the IBA makes an error in an auction which is discovered after an auction is finished, the auction could not be rerun, but the IBA could replace the published auction price with a No Publication. If a participant makes an error which is discovered after an auction is finished, the auction could not be rerun. If fewer than three direct participants are present for the auction and the IBA therefore publishes a price without conducting an auction but the IBA publishes an incorrect price, the incorrect price could be amended if the error were discovered within 30 minutes after publication. If the IBA publishes an incorrect non-USD price, the incorrect non-USD price could be amended if the error were discovered within 30 minutes after publication.

As of March 31, 2021, the SPDR® website reported the following annual returns on the market price of the trust’s shares and the price of gold (determined by the London PM Fix through March 19, 2015).  The market price returns shown account for changes in the mid-point of the bid and ask prices at the time the NAV of the trust is calculated on the relevant date. Trust shares: 1 year, 8.04%; 3 years, 8.33%; 5 years, 6.34%; 10 years, 1.35%; since ETF inception, 8.09%; gold: 1 year, 5.10%; 3 years, 8.49%; 5 years, 6.45%; 10 years, 1.63%; since ETF inception, 8.54%.

Historical Closing Prices of the Trust’s Shares

The closing price of shares of the trust has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant trust closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the trust over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the trust from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of SPDR® Gold Trust

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

iShares® TIPS Bond ETF

The shares of the iShares® TIPS Bond ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

●

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Bloomberg Barclays U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “index”).

●	The ETF’s investment advisor is BlackRock ETF Advisors (“BFA”).
●	The ETF’s shares trade on the NYSE Arca under the ticker symbol “TIP”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	The ETF’s launch date was December 4, 2003.
●	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (the “funds”). The management fee for the ETF equals the ratio of the ETF’s net assets over the aggregate net assets of the ETF multiplied by the amount calculated as follows: 0.2000% per annum of the aggregate net assets less than or equal to $121.0 billion; plus 0.1900% per annum of the aggregate net assets over $121.0 billion up to and including $181.0 billion; plus 0.1805% per annum of the aggregate net assets over $181.0 billion up to and including $231.0 billion; plus 0.1715% per annum of the aggregate net assets over $231.0 billion up to and including $281.0 billion; plus 0.1630% per annum of the aggregate net assets in excess of $281.0 billion. As of March 31, 2021, the expense ratio of the ETF was 0.19% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended October 31, 2020) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/TIP.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Investment Objective and Strategy

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index that the ETF tracks may be changed without shareholder approval.

BFA uses a representative sampling indexing strategy to attempt to track the performance of the index. For the ETF, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the index. The ETF may or may not hold all of the securities in the index.

The ETF generally invests at least 90% of its assets in the bonds in the index and at least 95% of its assets in U.S. government bonds. The ETF may invest up to 10% of its assets in U.S. government bonds not included in the index, but which BFA believes will help the ETF track the index. The ETF may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

The ETF’s Holdings

The following table displays the top holdings of the ETF. We obtained the information in the tables below from the iShares® website without independent verification.

iShares® TIPS Bond ETF Top Ten Holdings as of April 12, 2021

Treasury Inflation-Protected Note	Percentage (%)
0.50% due 4/15/2024	8.15%
0.63% due 1/15/2026	6.89%
0.13% due 1/15/2030	6.53%
0.13% due 4/15/2025	6.19%
0.13% due 1/15/2023	4.65%
0.63% due 4/15/2023	4.37%
0.13% due 4/15/2022	4.26%
0.75% due 2/15/2045	3.91%
0.38% due 1/15/2027	3.63%
0.13% due 7/15/2030	3.46%
Total	52.04%

The following table displays additional information about the bonds held by the ETF as of April 12, 2021. We obtained the information in the table below from the iShares® website without independent verification.

Weighted average maturity	7.85 years
Weighted average coupon	0.57%
Effective duration	7.35 years

Weighted average maturity is the length of time until the average security in the ETF will mature or be redeemed by its issuer. Weighted average coupon is the average coupon rate of the underlying bonds in the ETF, weighted by the relative size in the ETF. Effective duration is a measure of the potential responsiveness of a bond or portfolio price to small parallel shifts in interest rates, taking into account the possible changes in expected bond cash flows due to small parallel shifts in interest rates. Real modified duration is a measure of the potential responsiveness of an inflation-linked bond or portfolio price to small parallel shifts in real interest rates (as opposed to nominal interest rates).

As of April 12, 2021, the ETF’s holdings were comprised of 52 U.S. Treasury bonds (98.28% of holdings) and cash and/or derivatives (1.72% of holdings). Of the ETF’s U.S. Treasury bond holdings, all were AAA rated under the S&P major rating category. The S&P major rating categories are derived from the S&P, Moody’s and Fitch ratings for a security.

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences, transaction costs, the ETF holding uninvested cash, differences in timing of the accrual of distributions, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

As of March 31, 2021, iShares® reported the following average annual returns on the market price of the ETF’s shares and the index. The market price of the ETF’s shares takes into account distributions on the shares. Beginning August 10, 2020, the market price returns are calculated using the closing price. Prior to August 10, 2020, the returns accounted for changes in the mid-point of the bid and ask prices at 4:00 p.m., Eastern time on the relevant date. ETF shares: 1 year, 7.48%; 3 years, 5.50%; 5 years, 3.70%; 10 years, 3.28%; since inception, 4.18%; index: 1 year, 7.54%; 3 years, 5.68%; 5 years, 3.86%; 10 years, 3.44%; since ETF inception, 4.34%.

The Index

The index is administered by Bloomberg Index Services Limited (the “index administrator”), which determines the composition and relative weightings of the securities in the index and publishes information regarding its market value. The index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, the Consumer Price Index (the “CPI”), and TIPS’ principal payments are adjusted according to changes in the CPI. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds. The index is calculated in U.S. dollars on a total return (gross) basis.

The index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment grade using the middle rating of Moody’s, S&P and Fitch, and have $500 million or more par amount outstanding. In determining index eligibility, Federal Reserve purchases and sales in open market operations of U.S. Treasuries are deducted from the total amount outstanding using data made publicly available on the Federal Reserve Bank of New York website. New issuances bought at auction by the Federal Reserve do not enter the index, and net secondary market purchases/sales are adjusted at each month-end with a one-month lag.

In addition, the securities must be denominated in U.S. dollars and bear interest at a fixed rate. The index does not include certain issues, such as Treasury bills, bellwether securities, or coupon issues that have been stripped from bonds. The securities in the index are updated on the last calendar day of each month.

Rebalancing the Index. The index is rebalanced at each month-end, and this represents the fixed set of bonds on which index returns are calculated for the ensuing month, which is referred to as the “returns universe”.  While intra-month changes are not made to the returns universe, there is a second universe of stocks kept for the index, the “projected universe”, where indicative intra-month changes to securities (credit rating change, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected on a daily basis. These changes will affect the composition of the returns universe at month-end when the index is rebalanced, and the projected universe becomes the returns universe. Eligible securities issued, but not necessarily settled, on or before the month-end rebalancing date qualify for immediate inclusion in the projected universe and inclusion in the returns universe the following month, so long as required security reference information and pricing are readily available.

Intra-month cash flows. Intra-month cash flows from interest and principal payments contribute to monthly index returns, but the cash itself does not generate its own partial month return. However, at each rebalancing, accumulated cash is stripped out of the index and is effectively reinvested into the index for the following month, so that index results over two or more months reflect monthly compounding.

Calculation. The amount outstanding reported for the TIPS is equal to the notional par value of each TIP.  The notional amount is adjusted on a monthly basis in the projected universe for government purchases and sales for Federal Reserve SOMA account conducted in the previous month, and the adjustments are reflected in the returns universe in the following month. When a new TIPS is issued or an existing issue is reopened, the initial par amount outstanding is reduced for any issuance bought by the Federal Reserve at auction.

The “index ratio” is used as a multiplier to adjust the nominal principal and coupon payments of the security, so that their real values remain unchanged. The index ratio is generally the ratio of the CPI to the base CPI.  Each security has its own unique base CPI, depending on when it was issued. Therefore, the index ratio differs for each bond.

The index ratio is used to calculate the inflated price and the inflated accrued interest of the securities held in the index. The market value of the index is equal to (inflated price + inflated accrued interest) / 100) * amount outstanding.

Additional information regarding the index may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the US TIPS (Series-L) Index factsheet available at bloombergindices.com/bloomberg-barclays-indices-resources/. We are not incorporating by reference the website, the sources listed above or any material they include in this index supplement.

Historical Closing Prices of the ETF’s Shares

The closing price of shares of the ETF has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing price of the shares during the period shown below is not an indication that the shares are more or less likely to increase or decrease at any time during the life of your notes. The period shown below will be approximately five years, but may be shorter if Bloomberg Financial Services does not provide historical closing prices for the entirety of such period (whether due to the applicable inception date occurring less than five years from the date hereof or otherwise).

You should not take the historical closing prices of the shares as an indication of the future performance of the shares. We cannot give you any assurance that the future performance of the shares will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the shares. Before investing in the offered notes, you should consult publicly available information to determine the relevant ETF closing prices between the date of this index supplement and the date of your purchase of the offered notes. The actual performance of the ETF over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical prices shown below.

The graph below shows the daily historical prices of the shares of the ETF from January 1, 2016 through April 12, 2021. We obtained the closing prices shown in the graph below from Bloomberg Financial Services without independent verification.

Historical Performance of iShares® TIPS Bond ETF

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BITC”). The index is not sponsored, endorsed, sold, or promoted by BITC. BITC makes no representations or warranties to the owners of the index or any member of the public regarding the advisability of investing in the index. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the index.

THE NOTIONAL INTEREST RATE

The money market position is included in the cash equivalent asset class and reflects the notional return accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at a rate determined by reference to the notional interest rate, which is the notional interest rate.

The graph below illustrates the historical levels of the 3-month USD LIBOR rate for the period shown below. The level of the 3-month USD LIBOR rate has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the 3-month USD LIBOR rate during the period shown below is not an indication that the level of the 3- month USD LIBOR rate is more or less likely to increase or decrease at any time during the life of the notes. See “Additional Risk Factors Specific to Your Notes — Interest Rate Benchmark May Be Discontinued” and “Additional Risk Factors Specific to Your Notes — Regulation and Reform of “Benchmarks”, Including LIBOR and Other Types of Benchmarks, May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted” in the applicable pricing supplement for more information about 3-month USD LIBOR.

You should not take the historical level of the 3-month USD LIBOR rate as an indication of future levels of the 3-month USD LIBOR rate.

Neither we nor any of our affiliates make any representation to you as to the performance of the 3-month USD LIBOR rate. The actual levels of the 3-month USD LIBOR rate during the term of the notes may bear little relation to the historical levels of the 3-month USD LIBOR rate shown below.

The graph below shows the daily historical levels of the 3-month USD LIBOR rate from January 1, 2016 through April 12, 2021. We obtained the 3-month USD LIBOR rates shown in the graph below from Reuters, without independent verification.

Historical Performance of 3-month USD LIBOR

The notes are not sponsored, endorsed, sold or promoted by ICE Benchmark Administration and ICE Benchmark Administration makes no representation regarding the advisability of investing in the notes.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the eligible underlying assets or 3-month USD LIBOR on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the eligible underlying assets or 3-month USD LIBOR. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

●	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the eligible underlying assets or 3-month USD LIBOR,
●	may take or dispose of positions in the assets held by the eligible ETFs,
●

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,

●

may take short positions in the eligible underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

●	may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs. We expect our affiliates’ steps to involve sales of instruments linked to the index, the eligible underlying assets, 3-month USD LIBOR or assets held by the eligible ETFs on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96- 23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this index supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This index supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this index supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this index supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This index supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this index supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS

MOBU 5S ER Index Supplement No. 29

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

MOBU 5S ER Index Supplement No. 29

Notes Linked to the Performance of the GS Momentum Builder® Multi-Asset 5S ER Index